As filed with the Securities and Exchange Commission on May 8, 2006
                           Registration No. 333-132902

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WALKER FINANCIAL CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             Delaware                             7384                     13-2637172
(State  or  other  Jurisdiction  of   (Primary  Standard  Industrial    (I.R.S.Employer
   Incorporation  or Organization)      Classification Code Number)    Identification No.)

                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530
                                 (516) 832-7000
              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                   Mitchell S. Segal, Chief Executive Officer
                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530
                                 (516) 832-7000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

  Approximate date of proposed sale to the public: From time to time after this
                    Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(2)             962,500         $.10            $   96,250.00          $ 10.30
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(3)          50,000,000         $.10            $   5,000,000          $535.00
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(4)           4,410,000         $.10            $  441,000.00          $ 47.19
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(5)             528,169         $.10            $   52,817.00          $  5.65
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $ .10(6)             93,750         $.10            $    9,375.00          $  1.00

Common Stock, par value $ .10(7)            187,500         $.10            $   18,750.00          $  2.01

Total                                    56,181,919                         $5,977,813.00          $601.15*
---------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of March 27, 2006 was $.10 per share.
(2)  Represents shares issuable upon exercise of Warrants to Dutchess.
(3)  Represents shares issuable upon sales under an Investment  Agreement to Dutchess.
(4)  Represents shares issuable upon conversion of a Convertible Debenture to Dutchess
(5)  Represents shares issuable upon conversion of a Convertible Promissory Note to certain individuals.
(6)  Represents shares issuable upon exercise of Warrants to certain individuals.
(7)  Represents shares issuable upon exercise of Warrants to J.P. Turner & Co.

*  Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 8, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                          WALKER FINANCIAL CORPORATION

                        56,181,919 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 56,181,919 shares of our common stock. We will not receive any proceeds from the resale of shares of our common stock.

The total number of shares sold herewith includes the following shares to be issued to Dutchess Private Equities Fund II, LP ("Dutchess"): (i) up to 4,410,000 shares issuable upon conversion of convertible debentures, (ii) 962,500 shares issuable upon exercise of warrants, and (iii) up to 50,000,000 shares of common stock issuable to Dutchess pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit. In addition, it includes shares to be registered on behalf of other selling security holders, as follows: (i) 281,250 shares issuable upon exercise of warrants and (ii) 528,169 shares issuable upon conversion of convertible promissory notes. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of the 50,000,000 shares of common stock under the Equity Line of Credit with Dutchess and the cash exercise, if any, of warrants to purchase an aggregate of 835,577 shares of common stock. All costs associated with this registration will be borne by us.

A "put right" permits us to require Dutchess to buy shares of our common stock pursuant to the terms of the Equity Line of Credit. That Equity Line of Credit permits us to "put" up to an aggregate of $10,000,000 in shares of our common stock to Dutchess. Dutchess will pay us 93% of the lowest closing Best Bid price (or highest posted bid price) of our common stock during the five trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

With the exception of Dutchess and J.P. Turner & Associates, each of which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "WLKF." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 1, 2006, was $.10.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The  date  of  this  prospectus  is  ____________,  2006.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary..........................................................2
Risk Factors................................................................5
Forward Looking Statements..................................................9
Use of Proceeds.............................................................10
Market for Common Equity and Related Stockholder Matters....................15
Management's Discussion and Analysis or Plan of Operation...................16
Business....................................................................24
Description of Property.....................................................28
Legal Proceedings...........................................................28
Directors, Executive Officers, Promoters and Control Persons................29
Executive Compensation......................................................30
Certain Relationships and Related Transactions..............................32
Security Ownership of Certain Beneficial Owners and Management..............33
Description of Securities...................................................34
Indemnification for Securities Act Liabilities..............................35
Plan of Distribution........................................................35
Selling Stockholders........................................................38
Legal Matters...............................................................39
Experts.....................................................................39
Available Information.......................................................39
Index to Financial Statements...............................................F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

OUR  BUSINESS

We market insurance products, currently focusing on prearrangement and pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent on behalf of major insurance carriers, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members, much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience. Although National Planning, Inc. has begun marketing the pre-need funding products no meaningful sales have been achieved. If and when these agencies start the marketing of our products, they will share in the insurance commissions.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long- term care legal plans, mortgage products and other voluntary benefits.

We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

As of December 31, 2005 the Company had an accumulated deficit of approximately $9,400,000. For the year ended December 31, 2005, we generated net revenues of approximately $328,000 and had a net loss of approximately $3,300,000. We will be required to seek additional financing of approximately $1,000,000 million to fund our operations for the next twelve months. We intend to obtain the $ 1,000,000 from our financing transaction with Dutchess upon the effectiveness of this registration statement. However, as discussed herein, there is no assurance that we will be able to receive the $ 1,000,000 to fund our operations over the next twelve months.

Our principal offices are located at 990 Stewart Avenue, Suite 650, Garden City, New York 11530, and our telephone number at that address is (516) 832-7000. We are a Delaware corporation.

RECENT  FINANCINGS

CONVERTIBLE  DEBENTURES

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of five-year convertible debentures to Dutchess, which agreement was amended on February 20, 2006. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately while the balance of $125,000 was funded on January 13, 2006. Under the pricing formula set forth in the debentures, as amended in February, Dutchess may convert the convertible debentures into shares of our common stock at any time at a fixed conversion price of $0.10. In addition, the February amendment no longer permits Dutchess to switch the conversion price of the debenture from a fixed price to one that is based on the market price of our stock in the event of default and it removes our obligation to use proceeds from the Equity Line of Credit, discussed below, to redeem the convertible debenture.

In addition, on February 20, 2006, we entered into an agreement with Dutchess providing for the sale of $221,000 in principal amount of our five-year convertible debenture. These debentures bear interest at 10% per annum, and are convertible into shares of our common stock at any time at $0.10. Our obligation to repay the amounts outstanding under all of these convertible debentures is secured by substantially all of our assets.

In connection with the debentures issued in December 2005 we also granted to Dutchess five-year warrants to purchase 423,077 shares of common stock with an exercise price of $.13 per share which was amended to 550,000 shares of common stock at an exercise price, of $0.10 per share. In addition, in connection with the debentures issued in February 2006, we granted to Dutchess warrants to purchase 412,500 shares of common stock at $0.10 per share. These warrants may be exercised for a period of five years at an exercise price of $0.10. The exercise price of all warrants is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

INVESTMENT  AGREEMENT

On February 20, 2006, we entered into an Investment Agreement with Dutchess providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of our common stock for a period of up to 36 months from the effective date the registration statement of which this prospectus forms a part. The maximum number of shares that we may sell to Dutchess at any one time shall be equal to, at our election, either: (A) 200% of the average daily volume in the U.S. market of our common stock for the ten trading days prior to the date we notify Dutchess of our intent to sell shares to Dutchess, multiplied by the average of the five daily closing bid prices immediately preceding the date of notification, or (B) a number of shares having a value of $200,000. We may not submit a notice until after the completion of a previous sale under the Investment Agreement. The purchase price for the shares to be sold shall be equal to 93% of the lowest closing bid price of the Common Stock during the five-day period following the date we deliver a notice of our intention to sell shares to Dutchess.

We are obligated to file a registration statement within ten days after the filing of our annual report on Form 10-KSB, but in no event later than March 31, 2006 for the registration of the shares of Common Stock issuable upon conversion of the convertible debentures issued in February, exercise of the warrants issued in February and upon a sale under the Investment Agreement. We are further obligated to use our best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date of the registration statement. If we do not file the registration statement on time we will be obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed. In addition, the conversion price of the convertible debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing. If the registration statement is not declared effective within 90 days of the filing date, we are obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective.

The Offering

Common stock offered by
  selling stockholders            Up to 56,181,919 shares, including the
                                  following:

                               - up to 962,500 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.10 per share;

                               - up to 93,750 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.71 per share;

                               - up to 187,500 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.16 per share;

                               -  up to 4,410,000 shares of common stock
                                  issuable upon the conversion of convertible debentures at a conversion price of $.10 per share;

                               -  up to 528,169 shares of common stock
                                  issuable upon the conversion of convertible promissory notes at a conversion price of $.71 per share; and

                               -  up to 50,000,000 shares of common stock
                                  issuable upon the exercise of a put right under the Investment Agreement.

Common Stock to be
  outstanding after the offering  70,019,139 shares, assuming conversion of all notes and debentures, exercise of all warrants and the exercise of all puts under the Investment Agreement

Use of proceeds                   We will not receive any proceeds from the
                                  sale of the common stock.

Over-The-Counter Bulletin
  Board Symbol                    WLKF

The above information regarding common stock to be outstanding after the offering is based on 13,837,220 shares of common stock outstanding as of May 2, 2006 and assumes the conversion of all notes and debentures, exercise of all warrants and the exercise of all puts under the Investment Agreement.

                                  RISK FACTORS

This investment has a high degree of risk. This means you could lose all or a part of your investment.

RISKS  RELATING  TO  OUR  BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred a net loss of $3,296,318 for the year ended December 31, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our net sales. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NOT GENERATE ENOUGH REVENUES TO STAY IN BUSINESS.

We have a limited operating history since our inception on which you can evaluate us and our potential. While our Company was incorporated in 1967, we only entered into the pre-need death care and employee benefit industry in March 2002 through the merger of National Preplanning and American Datasource. While our management has been involved in the death care pre-need industry for a number of years, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises. An investor must consider that an investment in Walker may not generate the requisite returns because of the high uncertainties of future revenue generation by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets. We cannot assure shareholders that our business strategy will be successful or that we will ever have profits. Our limited financial resources are significantly less than those of other companies in our industry. If we are unable to sustain our operations, you may lose your entire investment.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $1.0 million to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Our ability to raise additional financing may be hampered by our debenture agreement with Dutchess which requires us to apply all proceeds from future financings to the repayment of the debentures first. In addition, we are in default with respect to approximately $ 979,000 in debt obligations that may have to be satisfied before we embark on any expansion of our business. Potential investors may therefore be reluctant to invest in the Company. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT AND WE MAY INCUR ADDITIONAL DEBT WHICH MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONDUCT OUR BUSINESS.

As of December 31, 2005, we had current liabilities, in the aggregate amount of $1,978,853. These liabilities could have important consequences on us, including:

o requiring a substantial portion of our cash flow from operations for the payment of principal and interest on the debt,

o limiting our ability to use our cash flow, or to obtain additional financing, to fund future working capital, capital expenditures, acquisitions and other general corporate purposes,

o limiting our flexibility to plan for and react to changes in its business and industry,

o not having the resources to pay interest on the debt or repay the principal of the debt at maturity,

o  increasing our vulnerability to adverse economic and industry conditions, and

o  placing  us  at  a  competitive  disadvantage  to less leveraged competitors.

On February 10, 2005, we sold and issued an aggregate of $375,000 of 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock to a total of twelve accredited investors. The notes were due on January 21, 2006 and bear interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each noteholder has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount outstanding under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share. We are currently in default on the repayment of these notes. We intend to retire the principal, accrued interest, including any penalty interest applicable thereto, by drawing down monies from our Dutchess Capital equity line. If we are unable for any reason to pay off these notes and the noteholders declare a default, this may have an adverse impact on our ability to operate our business. We may need to see additional capital from sources other than Dutchess, and use monies raised to retire our Dutchess debt before retiring our other debt. Additionally, we may not be able to use the capital raised for any acquisitions, prior to paying off all of our debt outstanding.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. SEGAL, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN THE PRE-DEATH CARE SERVICES OR EMPLOYEE BENEFITS INDUSTRIES, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Mr. Mitchell S. Segal, our President and Chief Executive Officer. Loss of the services of Mr. Segal could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Segal. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in the pre-death care services and employee benefit industries. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE DO NOT CURRENTLY HAVE A CFO OR A CONTROLLER WHICH OUR AUDITORS HAVE RECOGNIZED TO BE A MATERIAL WEAKNESS IN OUR INTERNAL CONTROLS

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that they had identified a deficiency in our internal controls, which was designated a "material weakness" because there is inadequate organizational structure within our accounting department. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of the internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such as stock based transactions for options, warrants and common stock at times have improperly recorded these transactions which required proposed audit adjustments to be made by our auditors. We believe this material weakness resulted from our continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of certain employees during the fiscal years ended December 31, 2004 and 2003. Our auditors have had to continually propose adjustments in our financial statements. If we had adequate controls, we believe that our auditors would not be required to propose such adjustments. As a result, until we are able to hire a chief financial officer or controller, the deficiencies in internal controls may not be adequate enough to correct this weakness.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The insurance industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. Although not many of these competitors are seeking to market within the employee benefit/workplace marketplaces, our subsidiary, National Preplanning, has zero market share in the sale of pre-need funding products. If overall demand for our products does not improve, it could have a materially adverse affect on our operating results and cash flows.

ANY DECREASES IN INSURANCE PREMIUMS AND COMMISSION RATES, WHICH ARE SET BY THE INSURERS AND OUTSIDE OUR CONTROL, COULD RESULT IN DECREASED REVENUE FOR US BECAUSE WE WOULD RECEIVE LOWER COMMISSIONS.

We are engaged in insurance agency and brokerage activities and derive revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products to consumers. If there is a decline in the commission rate or premiums paid, our revenue will decrease, which will adversely affect our financial condition and results of operations.

INCREASED ADVERTISING OR BETTER MARKETING BY OUR COMPETITORS, OR INCREASED SERVICES FROM INTERNET PROVIDERS, COULD CAUSE US TO INCUR INCREASED COSTS IN ORDER TO CAPTURE MARKET SHARE.

In recent years, marketing through television, radio and print advertising, direct mailings and personal sales calls has increased with respect to the sales of pre-need funeral services. Our subsidiary, National Preplanning, currently has no market share in the sale of pre-need funding products. Extensive advertising or effective marketing by competitors would increase the difficulty in marketing our products and services and cause us to increase our own marketing costs thereby decreasing our potential revenues. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, limiting our growth potential and causing us to lose revenue or to incur costs to vary our own types or mix of products or services in response. In addition, the increased use of the Internet by customers to research and/or purchase products and services in the future could cause us to lose market share to competitors offering to sell products or services over the Internet.

CHANGES OR INCREASES IN, OR FAILURE TO COMPLY WITH, REGULATIONS APPLICABLE TO THE FUNERAL AND PRE-NEED SERVICES INDUSTRIES COULD INCREASE OUR COSTS.

The funeral and pre-need services industries are subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate pre-need sales. We are in compliance with all applicable laws, and currently do not pay any regulatory fees. If governments and agencies propose amendments or additional regulations, our costs could increase, which would have a negative effect on our financial condition.

WE MAY OWE ACCRUED INTEREST AND FEES TO OUR REMAINING HOLDER OF A $50,000 PRINCIPAL AMOUNT 10% SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE BECAUSE WE DEFAULTED ON THE NOTE WHICH COULD HAVE AN ADVERSE EFFECT ON OUR LIQUIDITY AND CASH FLOWS.

We failed to register for resale the shares issuable upon conversion of the Notes by May 4, 2004. As a result of this failure, we were obligated to pay the holders of the Notes a monthly fee equal to 1.5% of the principal amount of the Notes for each month or portion that we failed to cause such registration. We did not pay the holders any monthly fee due to them. We also failed to remit the interest payment due to the holders which constituted an "Event of Default" which raised the interest rate on the Notes to 12% per annum. The Notes also prohibited additional borrowings by us without the prior approval of the placement agent or the holders of a majority of the aggregate principal amount of the Notes, which we violated. All of the holders have converted their Notes and fully exercised their rights thereunder, except for one who holds a $50,000 principal amount Note for which we are still liable. If the investor claims an Event of Default occurred we will have to make payments to him, which could negatively affect our liquidity and cash flows. However as of December 8, 2005 we have registered for resale the shares issuable to the $ 50,000 10% Senior Subordinated Secured Convertible Promissory Note holder upon his conversion of this note.

WE MAY BE UNABLE TO IMPLEMENT OUR ACQUISITION GROWTH STRATEGY, WHICH COULD HARM OUR BUSINESS AND COMPETITIVE POSITION.

Our business strategy includes making strategic acquisitions of other companies or businesses within the death care, financial services, insurance or employee benefits industries. Our continued growth will depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our businesses. The competition for acquisition candidates is intense and we expect this competition to increase. There is no assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to realize the anticipated results of future acquisitions. In implementing our acquisition growth strategy, we may encounter:

o  costs  associated  with  unsuccessful  acquisitions,

o expenses, delays and difficulties of integrating acquired companies into our existing organization,

o the impact of amortizing goodwill and other intangible assets of acquired companies on our operating results,

o dilution of the interest of our existing stockholders if we issue stock in making acquisitions or if we sell stock to raise cash for acquisitions,

o  diversion  of  management's  attention,

o increases in expenses in order to advertise and promote acquired companies and their and our products and services,

o unusual impacts on our financial condition due to the timing of acquisitions, and

o expenses of any undisclosed or potential legal liabilities of an acquired company.

Any of these matters could have a material adverse effect on our business, results of operations and financial condition.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A SUBSTANTIAL INTEREST IN OUR VOTING STOCK AND INVESTORS MAY NOT HAVE ANY VOICE IN OUR MANAGEMENT.

Our officers and directors, in the aggregate, beneficially own approximately 24.8% of our outstanding common stock. As a result, these stockholders, acting together, may have the ability to control substantially all matters submitted to our stockholders for approval, including:

o  election  of  our  board  of  directors;

o  removal  of  any  of  our  directors;

o  amendment  of  our  certificate  of  incorporation  or  bylaws;  and

o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS  RELATING  TO  THE  INVESTMENT  AGREEMENT

ASSUMING THE ISSUANCE OF ALL SHARES UNDER THE INVESTMENT AGREEMENT, EXISTING SHAREHOLDERS WILL EXPERIENCE SUBSTANTIAL DILUTION OF OUR SHARES OF COMMON STOCK.

Our Investment Agreement with Dutchess contemplates the potential future issuance and sales of up to $10,000,000 of our Common Stock to Dutchess subject to certain restrictions and obligations. Given out current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire amount available to us unless the market price of our common stock increases. The following is an example of the shares of our common stock that are issuable upon the entire drawdown of $10,000,000 on our equity line based on prices at 25%, 50% and 75% below the closing price of our common stock $.10 on May 1, 2006.

------------------------------------------------------------------------------------------------------------------------------
% Below price      Price per share    Number of shares   Shares outstanding (2)  % of Outstanding         % of Outstanding
                                        Issuable (1)                                    stock (3)   Owned by Current Stockholders
------------------------------------------------------------------------------------------------------------------------------
Purchase price (4)   $.10             100,000,000            119,709,139             83.5                        11.6
------------------------------------------------------------------------------------------------------------------------------
25%                  $.075            133,333,333            153,042,472             87.1                         9.0
------------------------------------------------------------------------------------------------------------------------------
50%                  $.05             200,000,000            219,709,139             91.0                         6.3
------------------------------------------------------------------------------------------------------------------------------
75%                  $.025            400,000,000            419,709,139             95.3                         3.3
------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares issuable if all the entire $10,000,000 under the equity line of credit, was drawn down at the indicated price.

(2) Based on 13,837,220 shares of common stock issued and outstanding on March 22, 2006.

(3) Percentage of the total outstanding common stock represented by the shares issuable on draw down on the equity line of credit without regard to any contractual or other restriction on the number of securities the selling  stockholders may  own  at  any point in time.

(4) Based on a price of $.093 which is 93% of the lowest closing price of our common stock during the five day period commencing
    March 20, 2006 through March 25, 2006.

THE LOWER THE STOCK PRICE, THE GREATER THE NUMBER OF SHARES ISSUABLE UNDER THE INVESTMENT AGREEMENT WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The number of shares that Dutchess will receive under its agreement with us is calculated based upon the market price of our common stock prevailing at the time of each "put". The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Dutchess will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

THE SALE OF OUR STOCK UNDER THE DUTCHESS AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

Any significant downward pressure on the price of our common stock can encourage short sales by third parties , subject to applicable securities laws. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Even if we use the proceeds under the agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause holders of our stock to sell their shares thereby contributing to sales of stock in the market. If the supply of common stock into the market exceeds the demand for the stock , our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

RISKS  RELATING  TO  OUR  COMMON  STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. During the last twelve months we have been current in all of our periodic reporting, except for our quarterly report for the three months ended March 31, 2005. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, under the terms of our Equity Line of Credit with Dutchess, our securities must be traded on the OTC Bulletin Board. Removal of our common stock from the OTC Bulletin Board for failure to file periodic reports, or any other reason, will prevent us from issuing our common stock under the Investment Agreement.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive proceeds from the sale of shares of our common stock to Dutchess under the Equity Line of Credit. The purchase price of the shares purchased under that agreement will be equal to 93% of the lowest closing Best Bid (or highest posted bid price of our common stock) for the five trading days following the day that we submit a Put Notice to Dutchess that we intend to sell shares to it. We may also receive proceeds from the issuance of shares upon exercise of the warrants, if exercised.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement assuming a sale of 10%, 25%, 50% and 100% of the shares issuable under that agreement. We have the ability to draw down the full $10,000,000 pursuant to the agreement, however we may draw down less than that amount.


                                  10%             25%             50%             100%
                               -----------    -----------    -----------    -----------
Gross Proceeds                 $1,000,000     $2,500,000     $5,000,000    $10,000,000

Net Proceeds after offering
expenses and fees(1)              950,000      2,450,000      4,950,000      9,950,000

Debt Repayment (2)
 $375,000 10% Convertible Note    420,000        420,000        420,000        420,000
 $ 50,000 10% Convertible Note     65,000         65,000         65,000         65,000
 $375,000 10% Promissory Notes    431,250        431,250        431,250        431,250
 $ 100,000 Promissory Note         33,750         58,300         58,300         58,300

Use of proceeds:
General Working Capital(3)     $        0     $1,475,450     $3,975,450     $8,975,450
                               ===========    ===========    ===========    ===========

(1) Assumes estimated offering expenses and fees of $45,800 (includes (a) estimated  legal fees and expenses of $25,000, (b)
    estimated accounting fees and expense  of  $20,000  and  (c)  SEC  filing  fees  of  $800).
(2) Represents debt other than debt payable to Dutchess.  We will not use the proceeds from the Equity Line of Credit to repay the debentures held by Dutchess.
(3) A portion of General Working Capital may be used for potential acquisitions.

We expect cash, if any, to be received upon exercise of the warrants to be used for general corporate purposes.

                              INVESTMENT AGREEMENT

On February 20, 2006, we entered into an Investment Agreement with Dutchess for the future issuance and purchase of shares of our common stock. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide us up to $10,000,000 as we request it over a 36 month period, in return for common stock we issue to Dutchess. We, in our sole discretion, may deliver a notice to Dutchess stating the dollar amount which we intend to sell to Dutchess on the day which is no more than 7 trading days following the the date in which we gave notice of this intended sale. The notice is deemed delivered to Dutchess on (a) the Trading Day it is received by facsimile or otherwise by Dutchess if such notice is received prior to 9:00 am EST, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am EST on a Trading Day.

The amount that we shall be entitled to receive from Dutchess pursuant to each request shall be equal to, at our election, either: (A) 200% of the U.S. market average daily volume of our common stock for the ten trading Days prior to the notice date, multiplied by the average of the three daily closing bid prices immediately preceding the notice date, or (B) $200,000. We shall not be entitled to submit another notice request for additional funds until after the previous closing from the prior fund request has been completed. The purchase price for the Common Stock that Dutchess purchases shall be equal to 93% of the lowest closing best bid price of the Common Stock during the period beginning on the notice date and ending on and including the date that is 5 trading days after such notice date.

DUTCHESS'  OBLIGATION  TO  PURCHASE  SHARES

Upon the receipt by Dutchess of a our notice, Dutchess shall be required to purchase from us, during the period beginning on the notice date and ending on and including the date that is five trading days after such notice date, the number of shares set forth in the notice subject to the qualitative restrictions set forth in the previous paragraph.

Conditions  to  Dutchess'  obligation  to  purchase  shares

We shall not be entitled to deliver a sales notice request to Dutchess and Dutchess shall not be obligated to purchase any shares unless each of the following conditions are satisfied:

A. a registration statement shall have been declared effective and shall remain effective and available at all times until a closing with respect to the subject notice for the resale of all the common stock issuable pursuant to the Investment Agreement;

B. at all times during the period beginning on the related notice date and ending on and including the related closing date for the sale of common stock detailed in such notice, the common stock shall have been listed on a principal market and shall not have been suspended from trading thereon for a period of four consecutive trading days and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our common stock;

C. we have complied with our obligations and are otherwise not in breach of a material provision of, or in default under, the Investment Agreement and the Registration Rights Agreement or any other agreement executed in connection with the Investment Agreement, which has not been corrected prior to delivery of notice;

D. no injunction shall have been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock during the five trading days after our notice date; and

E. the issuance of the securities will not violate any shareholder approval requirements of the principal market.

If any of the foregoing events occurs during the five trading days after our notice date, then Dutchess shall have no obligation to purchase the amount of common stock set forth in the applicable notice.

Mechanics  of  Purchase  of  shares  by  Dutchess

The closing of the purchase by Dutchess of Shares (a "Closing") shall occur on the date which is no later than seven trading days following the applicable notice date. Prior to a closing, (I) we shall be required to deliver to Dutchess pursuant to the Investment Agreement, certificates representing the common shares to be issued to Dutchess on such date and registered in the name of Dutchess; and (II) Dutchess shall deliver to us the purchase price to be paid for such common shares.

As compensation to Dutchess for a delay in issuance of the common shares beyond the Closing Date, we have agreed to pay late payments to Dutchess (delivery of the Shares after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date. The Amounts are cumulative.):


LATE  PAYMENT  FOR  EACH                   Per Each $10,000 Increment
NO.  OF  DAYS  LATE                        OF  COMMON  STOCK enumerated in a
                                           notice

          1                                 $100
          2                                 $200
          3                                 $300
          4                                 $400
          5                                 $500
          6                                 $600
          7                                 $700
          8                                 $800
          9                                 $900
          10                              $1,000
          Over 10                         $1,000 + $200 for each Business Day late beyond 10 days


We shall pay any late payments in immediately available funds upon demand by Dutchess.

OVERALL  LIMIT  ON  COMMON  STOCK  ISSUABLE.

If at any time before the Equity Line of Credit is terminated, we become listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of Shares issuable by us and purchasable by Dutchess, including the shares of Common Stock issuable to Dutchess, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting out common stock, and any additional common stock issuance shall first be approved by our shareholders in accordance with applicable law and our By-laws and Amended and Restated Certificate of Incorporation, if such issuance of shares of common stock could cause a delisting on the Principal Market. Our failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Dutchess' obligation in accordance with the terms and conditions of the Investment Agreement to purchase a number of Shares in the aggregate up to the maximum allowed prior to needing shareholder approval and such approval pertains only to the amount in excess of this amount.

TERM

The Investment Agreement shall expire (a) when Dutchess has purchased an aggregate of $10,000,000 of our Common Stock or (b) 36 months after the Effective Date of the registration statement of which this prospectus forms a part, whichever occurs earlier.

SUSPENSION

The Investment Agreement shall be suspended upon any of the following events and shall remain suspended until such event has been rectified:

A. the trading of our Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of four consecutive Trading Days during the Open Period; or,

B. Our Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to Dutchess.

SAMPLE  CALCULATION  OF  STOCK  PURCHASES

The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Dutchess in connection with that drawdown based on the assumptions noted in the discussion below.

SAMPLE  PUT  AMOUNT  CALCULATION  AND  PURCHASE  PRICE  CALCULATION

The Put amount may at our election be either (i) $200,000 or; (ii) 200% of the averaged daily volume (U.S market only) of our common stock for the 10 trading days prior to the applicable put notice date, multiplied by the lowest closing Best Bid Price during the 5 trading days subsequent to the Put Date.

The calculation below is based upon average daily volume of our common stock prior to a Put Notice Date of March 13, 2006

Set forth below is a trading summary of our Common Stock for the period from February 28, 2006 through March 13, 2006.

     Date        Bid         Ask        Close      Volume
-----------------------------------------------------------

   27-Feb-06     0.10        0.12        0.10            0
   28-Feb-06     0.10        0.12        0.10            0
    1-Mar-06     0.10        0.12        0.10            0
    2-Mar-06     0.10        0.12        0.10            0
    3-Mar-06     0.10        0.12        0.10          500
    6-Mar-06     0.10        0.12        0.10            0
    7-Mar-06     0.10        0.12        0.10            0
    8-Mar-06     0.10        0.12        0.10            0
    9-Mar-06     0.10        0.12        0.10            0
   10-Mar-06     0.10        0.12        0.10            0
   13-Mar-06     0.10        0.12        0.10          500
   14-Mar-06     0.10        0.12        0.10            0
   15-Mar-06     0.10        0.12        0.105         300
   16-Mar-06     0.10        0.12        0.11       10,000
   17-Mar-06     0.10        0.12        0.11            0

The average daily volume for the 10 trading days prior to March 13, 2006 based upon the foregoing table is 50. 200% of the average daily volume is 100.

The average of the 5 daily closing bid prices subsequent to the Put Date of December 29, 2005 is $.10. The total Put Amount based upon the assumptions set forth above is 100 multiplied by 93% of the lowest closing Best Bid Price during the Pricing Period (93% x .10 = .093)=$9.30.

                               DEBENTURE AGREEMENT

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of five-year convertible debentures (the "December Debentures") to Dutchess. The December Debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately while the balance of $125,000 was funded on January 13, 2006. Under the pricing formula set forth in the debentures, as subsequently amended, Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $0.10. In addition, the February amendment no longer permits Dutchess to switch the conversion price of the debenture from a fixed price to one that is based on the market price of our stock in the event of default and it removes our right to use proceeds from the investment agreement, discussed below, to redeem the convertible debenture.

In addition, on February 20, 2006, we entered into an agreement with Dutchess providing for the sale of $221,000 in principal amount of our five-year convertible debenture (the "February Debentures"). These debentures bear interest at 10% per annum, and are convertible into shares of our common stock at any time at $0.10. Our obligation to repay the amounts outstanding under all of these convertible debentures is secured by substantially all of our assets.

INTEREST  AND  PAYMENTS

We will pay 12% annual coupon on the unpaid face amount of the December Debenture. We are required to make payments as set forth in the table below.

               DECEMBER DEBENTURES AS AMENDED ON FEBRUARY 20, 2006
            Principal   Amount with Accrued               Applied to  Applied to   Applied to
            Amount Due  Interest for Period    Payment     Principal   Interest    Redemption
           -----------  -------------------  -----------  -----------  ---------  -----------
1/1/2006   $220,000.00  $        222,180.24  $  2,180.24  $      0.00  $2,180.24  $      0.00
2/21/2006  $220,000.00  $        222,180.24  $  2,180.24  $      0.00  $2,180.24  $      0.00
3/1/2006   $220,000,00  $        222,180.24  $  2,180.24  $      0.00  $2,180.24  $      0.00
4/1/2006   $220,000.00  $        222,180.24  $  2,180.24  $      0.00  $2,180.24  $      0.00
5/1/2006   $220,000,00  $        222,180.24  $ 56,315.03  $ 43,651.18  $1,751.05  $ 54,563.98
6/1/2006   $176,692.17  $        178,443,22  $ 56,315.03  $ 43,997.26  $1,318.46  $ 54,996.57
7/1/2006   $133,040.98  $        134,359.44  $ 56,315.03  $ 44,346.07  $  882.44  $ 55,432.59
8/1/2006   $ 89,043.73  $         89,926.17  $ 56,315.03  $ 44,697.65  $  442.96  $ 55,872.07
9/1/2006   $ 44,697.65  $         45,140.62  $ 56,315.03  $ 45,052.02  $    0.00  $ 56,315.03

                              FEBRUARY DEBENTURES
            Principal   Amount with Accrued               Applied to  Applied to   Applied to
            Amount Due  Interest for Period    Payment     Principal   Interest    Redemption
           -----------  -------------------  -----------  -----------  ---------  -----------
2/22/2005  $221,000.00  $        223,190.15  $  2,190.15  $      0.00  $2,190.15  $      0.00
3/1/2005   $221,000.00  $        223,190.15  $  2,190.15  $      0.00  $2,190.15  $      0.00
4/1/2005   $221,000.00  $        223,190.15  $  2,190.15  $      0.00  $2,190.15  $      0.00
5/1/2005   $221,000.00  $        223,190.15  $ 47,327.66  $ 36,110.01  $2,190.15  $ 45,137.51
6/1/2005   $184,889.99  $        186,722.28  $ 47,327.66  $ 36,396.29  $1,832.29  $ 45,495.37
7/1/2005   $148,493.70  $        149,965.29  $ 47,327.66  $ 36,684.85  $1,471.60  $ 45,856.06
8/1/2005   $111,808.85  $        112,916.89  $ 47,327.66  $ 36,975.69  $1,108.05  $ 46,219.62
9/1/2005   $ 74,833.15  $         75,574.76  $ 47,327.66  $ 37,268.84  $  741.61  $ 46,586.05
9/1/2005   $ 37,564.31  $         37,936.58  $ 47,327.66  $ 37,564.31  $  372.27  $ 46,955.39

Subsequent to the effective date of this registration statement, Dutchess can either request a payment as set forth in the table above to elect to convert a portion of the Debenture in an amount equal to the payment amount.

CONVERSION

Dutchess may convert the face amount of the Debenture, plus accrued interest, in whole or in part by giving us written notice. The fixed conversion price with respect to the December Debentures has been amended from $ .13 to $ .10 and $.10 with respect to the February

Debentures. No fractional shares will be issued on conversion. In addition, in the event that any portion of the Debenture remains outstanding on the Maturity Date, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the Debentures being converted, compounded daily, per each day after the 4th business day following the conversion date that the Common Stock is not delivered to Dutchess.

The number of shares included in this Registration Statement with respect to the convertible debentures is 4,100,000 consisting of 2,000,000 shares issuable upon conversion of the December Debentures, based upon a fixed conversion price of $.10, and 2,100,000 issuable upon conversion of the February Debentures, based upon a fixed conversion price of $.10.

EVENTS  OF  DEFAULT

We will be considered in default with respect to all convertible debentures if any of the following events occurs:

(a) we do not make a payment of principal on the Debenture by conversion into our common stock within five (5) business days of their maturity dates, upon redemption or otherwise;

(b) we do not make a payment, other than a payment of principal, for a period of three business days thereafter;

(c) any of our representations or warranties contained in the Subscription Agreement (executed in connection with the Debenture Agreement) or the Debenture were false when made or we fail to comply with any of our the agreements executed in connection with Debenture and such failure continues for a period of five (5) business days, and such default in not cured within five (5) business days after the receipt of notice from Dutchess;

(d) we, pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case; (ii) consents to the entry of an order for relief against us in an involuntary case; (iii) consents to the appointment of a Custodian on our behalf or for all or substantially all of our property or (iv) makes a general assignment for the benefit of our creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against us in an involuntary case; (B) appoints a Custodian on our behalf or for all or substantially all of our property or (C) orders our liquidation, and the order or decree remains unstayed and in effect for sixty (60) calendar days;

(e) our Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of three consecutive trading days;

(e) we violate any terms and conditions of the Registration Rights Agreement executed by us in connection with the Debenture Agreements;

(f) the Registration Statement, of which this Prospectus forms a part, underlying the Debentures is not declared effective by the SEC within twelve
(12)  months  from  February  20,  2006.

In  the  Event  of  Default,  Dutchess  may  among  other  things:

(a)  elect  to  secure  a  portion  of our assets not to exceed 200% of the Face
Amount  of  the  Note,  in  pledged  collateral;

(b) elect to garnish revenue from us in an amount that will repay the Holder on the payment schedule set forth above;

(c) exercise its right to increase the face amount of the Debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;

(d) elect to increase the face amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

LIMITATION  ON  AMOUNT  OF  CONVERSION  AND  OWNERSHIP

The Debentures provide that Dutchess shall not be entitled to convert that amount of the Debentures into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our  common  stock  is quoted on the OTC Bulletin Board under the symbol "WLKF".

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                  High($)           Low ($)
                                  -------           -------
2003
First Quarter                       0.80             0.15
Second Quarter                      0.75             0.20
Third Quarter                       0.55             0.25
Fourth Quarter                      0.50             0.25

2004
First Quarter                       0.65             0.20
Second Quarter                      1.50             0.35
Third Quarter                       0.55             0.16
Fourth Quarter                      0.76             0.16

2005
First Quarter                       0.75             0.21
Second Quarter                      0.48             0.15
Third Quarter                       0.48             0.22
Fourth Quarter                      0.30             0.14

HOLDERS

As of March 17, 2006 we had approximately 143 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer and Trust Company.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTORY  COMMENT  -  TERMINOLOGY

Throughout this registration statement, the terms the "we," "us," "our" and "our company" refers to Walker Financial Corporation ("Walker") and, unless the context indicates otherwise, includes, on a consolidated basis, Walker's wholly-owned subsidiaries, National Preplanning, Inc. ("NPI"), American DataSource, Inc. ("ADS") and Kelly Color, Inc. ("Kelly Color").

INTRODUCTORY  COMMENT  -  FORWARD-LOOKING  STATEMENTS

Statements contained in this registration statement include "forward-looking statements". Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our best estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "project," "expect," "believe," "estimate," "anticipate," "intend," "continue," "potential," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. Potential risks and uncertainties include, among other things, such factors as:

o  the  success  of  our  business  strategies  and  future plans of operations,
o general economic conditions in the United States and elsewhere, as well as the economic conditions affecting the industry in which we operate,
o changes in the nature and enforcement of laws and regulations affecting our products, services, customers, suppliers and sales agents,
o the competitive environments within the insurance, employee benefit, mortgage services areas.
o  our  ability  to  raise  additional  capital,  if  and  as  needed,
o  the  cost-effectiveness  of  our  product and service development activities,
o  political  and regulatory matters affecting the industry in which we operate,
o the market acceptance, revenues and profitability of our current and future products and services,
o the extent that our sales network and marketing programs achieve satisfactory response rates,
o our ability to acquire additional companies operating the insurance and financial services industry and ability to successfully integrate such acquirees, if any, into our operations, and
o the other risks detailed in this registration statement and, from time to time, in our other filings with the Securities and Exchange Commission.

Readers are urged to carefully review and consider the various disclosures made by us in this registration statement and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this registration statement speak only as of the date hereof and we disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events. You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this report beginning on page F-1.

OVERVIEW

We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are similar to fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience in return for the sharing of commissions.

Although we have entered into a marketing agreement with Hilb, Rogal and Hobbs of Southern California, Parker Benefits and Motivano to market final expense and prearrangement policies on behalf of major insurance carriers to their clients and their employees, these firms have not been successful in marketing our products. This may be as a result of them giving their own products a priority since they receive a higher commission structure. As a result, we may be required to market directly to potential clients in addition to seeking to acquire other agencies that market other products to its clients base which we then can add our products to their product lineup. Our ability to accomplish this will be directly related to our ability to raise capital through Dutchess Capital, discussed below under the heading "Dutchess Capital Transaction," and/or other sources of capital in addition to using said potential capital to pay off our debt obligations.

Our ability to raise capital may be affected by several factors including but not limited to our defaults under our debt payable and a lack of liquidity of our common stock. The Dutchess Capital transaction documents provide limitations on the percentage of stock Dutchess will hold at particular times and in no event may Dutchess hold greater than 4.9% of the outstanding common stock of the Company. Consequently, if Dutchess cannot sell our shares due to the lack of liquidity in our common stock, our ability to be able to obtain money from Dutchess Capital for acquisitions or to pay down our current debt may be hindered or limited. Additionally our ability to raise capital outside of the Dutchess transaction may be affected by our minimal revenues, the losses that we incur and our stockholders equity.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans, mortgage products and other voluntary benefits.

As a result of the minimal revenues currently being achieved by the Company, we are actively looking to expand our services and offerings through acquisitions. We will seek to finance these acquisitions through the sale of our equity. Although we are not currently involved in any acquisitions, we have entered into an equity line, as discussed below, with Dutchess Capital, the proceeds of which will be used towards these potential acquisitions. If and when an acquisition appears probable, we will revise our disclosure to reflect the terms of the acquisition agreement and the potential ramifications. We will seek to raise additional equity and debt to accomplish these potential acquisitions. We have been exploring a variety of potential acquisitions in the insurance, employee benefit and mortgage fields. Although we have not entered into any purchase agreements, we are hopeful that we will be able to enter into and consummate a transaction in the near future.

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that the auditors had identified a deficiency in our internal controls, which was designated a "material weakness." The material weakness indicated that there is inadequate structure within our accounting operations. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of our internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such stock based transactions for options, warrants and common stock at times are recorded improperly and require additional procedures and review and audit adjustments to be proposed by our auditors. We believe this material weakness resulted from continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of employees during our years ended December 31, 2005 and 2004. We have implemented some procedures and are currently developing procedures to help minimize the risks associated with this material weakness. These procedures include using an independent accountant/bookkeeper to review, compile and consolidate our financial statements on a quarterly and annual basis. In addition, we expect to hire a chief financial officer with public company experience within the next twelve months and relieve our chief executive officer of his current chief financial officer duties. While we don't believe that there has been a material impact on our financials in the past there are uncertainties that the material weakness may have a material impact on our financial statements in the future. These uncertainties arise from our need to raise capital and our inability to critically evaluate and record properly any equity transactions that we may enter into.

CRITICAL  ACCOUNTING  POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles or GAAP in the United States. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company believes that are our critical accounting policies include: recognition of transactions revenues and accounting for stock options and warrants.

REVENUE  RECOGNITION

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

ACCOUNTING  FOR  STOCK-BASED  COMPENSATION

We account for options granted to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and comply with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and ratably for future services over the option-vesting period.

We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We will be required to account for options and warrants for employees during the annual reporting period beginning after December 15, 2005 as a result of the FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation."

The Black-Scholes option-pricing model is used to estimate the fair value of a stock option. The model calculates the theoretical fair value based on a number of assumptions utilizing, the stock price, strike price, expiration date, risk-free rate of return, and the standard deviation (volatility) of the stock's return. Stock based compensation valuations may differ significantly if the Company used a different option model, based on the before mentioned assumptions and the alternative model's formula driven calculations. The Company has not relied on any other option pricing models for the issuance of its options or warrants as the Black-Scholes option-pricing model is currently the model most widely used for reporting companies. The uncertain assumptions estimating the valuation of these equity transactions may have a material effect on our financial performance during the reported periods.

OFF-BALANCE  SHEET  ARRANGEMENTS

We do not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in financial conditions, result of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

RESULTS  OF  OPERATIONS

YEAR  ENDED  DECEMBER  31,  2005

Net sales for the year ended December 31, 2005 were $327,657 all of which was generated by ADS. Net sales for the year ended December 31, 2004 were $240,808, almost all of which was generated by ADS. Although National Preplanning has entered into several strategic relationships which allows for the marketing of its products by third parties, the marketing of NPI's products has not resulted in any material revenues being achieved. American DataSource has slightly increased its sales since the loss of business from its largest client, Service Corporation International, which brought all of its trust assets that were administered by third parties in-house.

Operating expenses for the year ended December 31, 2005 were $ 2,270,159 as compared to operating expenses of $1,791,883 for the year ended December 31, 2004. During 2005, such costs include compensation expense of $ 673,772, professional fees of $280,062, consulting fees of $ 459,401, general and administrative expense of $ 288,489, offering costs of $476,821 and depreciation and amortization expense of $ 91,614. Of the total operating expenses for the year, $ 1,755,046 was incurred by NPI, $ 399,103 was generated by ADS, and $ 116,010 was incurred by Walker. For the year ended December 31 2004, operating expenses were $ 1,791,883, of which $ 1,101 693 was incurred by NPI, $ 141,860 was incurred by Walker and $ 548,330 was incurred by ADS.

The operating loss from continuing operations for the year ended December 31, 2005 was $ 3,296,318 of which $ 3,108,862 was incurred by NPI, $ 116,010 was incurred by Walker and $ 71,446 was incurred by ADS. The operating loss from continuing operations for the year ended December 31, 2004 was $ 1,862,224, of which $ 1,410,665 was incurred by NPI, $ 141,860 was incurred by Walker and $ 309,699 was incurred by ADS. Although NPI has yet to generate any meaningful revenues the Company continues to incur losses relating to costs of financings in addition to the costs of running a public entity.

Interest expense for the year ended December 31, 2005 was $ 399,217 as compared to interest expense for the year ended December 31, 2004 of $ 311,149. Interest expense is derived by the costs of borrowing funds the expense related to the accretion of the debt discount and the amortization of the deferred financing fees over the term of the debt.

As a result of the foregoing, we incurred a net loss of approximately $ 3,296,318 for the year ended December 31, 2005 or $0.24 per share, compared to a net loss of $ 1,924,219 for the year ended December 31, 2004 or $0.24 per share.

LIQUIDITY  AND  CAPITAL  RESOURCES

We have negative working capital of $1,913,630 at December 31, 2005 compared to negative working capital of $1,858,265 at December 31, 2004. The decrease in our working capital was a result of our net loss for the year ended December 31, 2005 which has resulted in a significant reduction in our cash and cash equivalents, an increase in our accounts payable and accrued expenses and the amount of debt due in the next 12 months.

Net cash used in operating activities was approximately $642,058 for the year ended December 31, 2005 compared to net cash used in operating activities of $ 1,136,015 for the year ended December 31, 2004. The decrease is primarily a result of our increase in our accounts payable and accrued expenses as well as an increase in our interest expense and debt conversion expense related to our financing activities which are non-cash items.

There was $ 803 of net cash used in investing activities for the year ended December 31, 2005 as compared with $14,806 of net cash used in investing activities for the year ended December 31, 2004 resulting from the purchase and repair of our equipment.

Net cash provided by financing activities was $ 600,224 for the year ended December 31, 2005 resulting from proceeds from the sale of bridge notes and convertible bridge notes, proceeds from notes payable, advances from an officer stockholder and proceeds from the sale of our common stock. Net cash provided by financing activities was $ 657,315 for the year ended December 31, 2004 resulting from the proceeds from the sale of bridge notes and convertible bridge notes and proceeds from the sale of our common stock.

As a result of these activities, our cash and cash equivalents decreased to $ 36,692 as of December 31, 2005 compared to a decrease to $79,329 of cash and cash equivalents at December 31, 2004.

In September 20, 2005, the Company entered into a Modification Agreement which modified certain terms of Promissory Notes outstanding between the Company and a lender ("Lender"). Pursuant to this Modification Agreement the maturity dates of certain Promissory Notes dated May 22, 2004 and August 5, 2004 were extended to a maturity date of May 15, 2006 with certain principal payments required to be made by the 15th of the months of January-May, 2006. Additionally 175,000 warrants that were previously issued carrying an exercise price of $ .45 received a reduced exercise price of $ .30. In addition, another 17,500 warrants to acquire the Company's common stock carrying an exercise price of $ .30 were issued to the Lender.

The Company additionally entered into another 10% Promissory Note for $125,000, with the Lender having a maturity date of May 15, 2006. Lender was issued 175,000 warrants carrying an exercise price of $ .30.

We intend to use the Dutchess Equity Line of Credit (described below) to repay outstanding indebtedness, for potential acquisitions and for working capital. Failure to have the registration statement registering the shares underlying the equity line in the Dutchess Transaction to be declared effective will prevent us from drawing on the full amount of equity outlined in the agreement and at this point it is impossible to quantify how much if any capital will be available to us. We are currently in default with respect to approximately $ 425,000 in promissory notes.

Our  recent  financing  activities  included  the  following  transactions:

- On March 15, 2000, the Company issued a 6% promissory note for $150,000. Due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note. During the year ended December 31, 2005, the Company did not make any payments under this note. As of December 31, 2005, the principal balance due under this note was $105,000. The principal balance is presented on the accompanying balance sheet as a current liability.

o In December 2003, we issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter. The subscription agreements for the 10% Notes required, among other matters, that we register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. We were obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that we failed to cause such registration. We failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares. The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. We failed to remit these interest payments. The failure to make these interest payments is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give us notice of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum. We have the right to avoid the declaration of an event of Default due to the failure to tender the July 1, 2004 interest payment by issuing to the holders additional shares of our common stock at the per diem rate of 0.003125 shares for every $1.00 of principal, or an aggregate of 2,640.625 shares per day. The 10% Notes also prohibited us from additional borrowings, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. In May and August 2004, we borrowed, without approval, an aggregate of $250,000. Further, in July 2004, we borrowed, without approval, an additional $50,000 from an officer/stockholder and, in December 2004 through February 2005, sold and issued, without approval, 10% convertible promissory notes in the aggregate principal amount of $375,000. On July 11, 2005, we sold, without approval a 10% note. In October 2004, we offered to the holders of the 10% Notes one share of our common stock for each $0.30 of principal evidenced by the 10% Notes and one share of our common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. We agreed to (a) use our best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that we issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006. On January 5, 2005, we issued a total of 2,938,036 shares of our common stock to the holders of 10% Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 for settlement of such 10% Notes. As a result of the debt settlement, we wrote off $125,695 of deferred financing costs previously amortized. The charge was included as an interest expense on the statement of operations for the nine months ended September 30, 2005. We have a remaining principal balance of $50,000 due to the holders of the note, and incurred approximately $26,000 and $3,950, respectively, of interest and penalty interest included in the statements of operations for the nine and three months ended September 30, 2005. Upon the effectiveness of the debt settlement, we recorded a conversion charge of $993,793, which is the estimated fair value of the additional shares of our common stock issued in excess of the amount of shares that were issuable at the original conversion prices for the debt. The $ 50,000 10% Senior Secured Note that is still outstanding is due January, 2006, and is expected to be repaid out of proceeds from our equity line with Dutchess.

o In July 2002, we entered into a credit facility with a bank consisting of a $150,000 secured line of credit with interest payable monthly at the bank's prime rate plus 1.25%, expiring on July 3, 2004. The Line of Credit was modified in June 2005 and, as modified, requires monthly payments of $1,510 and a final payment of the outstanding balance in July 2006. There was $147,700 outstanding under the Line of Credit as of December 31, 2005. The Line of Credit is collateralized by the Kelly Color property located in North Carolina.

o In May 2004, we sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of our common stock at an exercise price of $.71 per share. The fair value of these warrants is $35,000 using the Black Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the promissory note. In August, 2004, the due date of such promissory note was extended to no later than January 2, 2005 and the exercise price of the warrants was reduced to $.45. On September 20, 2005 the Company entered into a Modification Agreement which modified certain terms of the 6% Promissory Notes outstanding. Pursuant to this Modification Agreement the maturity dates of the Promissory Notes dated May 22, 2004 and August 4, 2004 were extended to a maturity date of May 15, 2006. Additionally 175,000 warrants that were previously issued carrying an exercise price of $ .45 received a reduced exercise price of $ .30. Using the Black-Scholes option pricing model an additional charge was not required for the modification of the 175,000 previously issued warrants. The bridge notes have a stated repayment plan as follows:

--------------------------------------------
  Maturity  Date                      Payment
--------------------------------------------
January  15,  2006                 $  30,000
February  15,  2006                   40,000
March  15,  2006                      50,000
April  15,  2006                      60,000
May  15,  2006                        70,000
                                    --------
                                    $250,000
                                    ========
--------------------------------------------

- On September 20, 2005, the Company also granted to the note holder 17,500 warrants to purchase common stock at an exercise price of $0.30 per share as consideration for the receipt of $125,000 (bridge note dated September 20, 2005), and the extension of the due date for $250,000 of bridge notes dated May 22, 2004 and August 4, 2004. The estimated fair value of the warrants using the Black-Scholes option pricing model has nominal value.

- In August 2004, the due date of a 6% promissory note originally issued by NPI prior to March 19, 2002 was extended to the earlier of(a) the date which is 60 days following the effectiveness of a registration statement under the Securities Act registering for resale the shares of our common stock issuable upon exercise of the warrants sold and issued with the 6% promissory note or (b) January 2, 2005. The consideration tendered by us in connection with the extension of the due date of the 6% promissory note was a reduction in the exercise price of the warrants sold and issued with the 6% promissory note to $.15 per share. In January 2005, the maturity date of the 6% promissory note was extended to December 31, 2005.

- In August 2004, we sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and
(b) warrants to purchase 105,000 shares of our Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. The maturity date of this note has not been further extended and, as of June 30, 2005, the principal amount due under the note remains at $125,000.

- In September and October 2004, we sold $200,000 of our common stock to accredited investors pursuant to Regulation D of the Securities Act of 1933 at a purchase price of $.20.

- On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. As a result of the Dutchess equity line discussed below, we have no current intention to issue shares under the Fusion agreement. On December 23, 2005, we entered into an Investment Agreement with Dutchess as more fully described herein.

Upon the effectiveness of the registration statement, we have the right to control the amount of stock sold, if any, subject to certain limitations, to Dutchess. However, our ability to control the timing and amount of stock sold may be affected by limitations on the percentage of stock Dutchess will hold at particular times. Consequently, if Dutchess cannot sell our shares due to a lack of liquidity in our common stock, our ability to be able to obtain money from Dutchess Capital for acquisitions or to pay down our current debt may be hindered or limited.

-  In  December  2004  and  February  2005,  the  Company issued 10% convertible promissory  notes  in  the  aggregate  principal  amount  of  $375,000
(the "Notes") and granted 93,750 warrants to purchase common stock at an exercise price of $0.71 per share. The convertible promissory notes mature in February of 2006 due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note. The Company expects to retire this amount when it has access to the Dutchess Capital equity line described herein.

- On July 11, 2005, the Company sold and issued a note payable in the aggregate principal amount of $100,000. The maturity date of the note was November 30, 2005 and has a stated interest rate of 10% per annum. As of March 15, 2006, the Company has repaid $ 48,000 of principal and related interest and expects to pay off the remaining principal and interest when it has access to capital from the Dutchess equity line described herein.

- During the year ended December 31, 2005, certain officers and stockholders advanced the Company $98,221 for working capital purposes. The advances are non-interest bearing and have no definitive repayment terms. During the year ended December 31, 2005, the Company repaid $27,000 of the advances. As of December 31, 2005, the total amount due to the officers-stockholders was $128,371.

We expect to spend approximately $1,000,000 over the next twelve months to fund and expand our business. Approximately $50,000 will be spent by NPI for marketing and technology to assist in the distribution and marketing of its products. ADS will spend approximately $50,000 to upgrade its technology.

During the ordinary course of business, we normally do not rely on loans and advances from insiders. We do, however, rely on other fund raising activities to support our operations and acquisition strategy. We intend to utilize proceeds of the Dutchess equity financing to support our operations. We can give no assurance that we will ever be able to utilize our investment agreement with Dutchess and utilize the proceeds to support our operations and fund the execution of our business plan.

CONVERTIBLE  DEBENTURES

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $0.13. The conversion price was subsequently reduced to $0.10 as discussed below. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets.

In connection with the convertible debentures, we also granted to Dutchess warrants to purchase 423,077 shares of common stock at $0.13 per share, which we amended on February 20, 2006 increasing the amount of common stock purchasable to 550,000 at $.10 The warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

On February 20, 2006, Walker Financial Corporation (the "Company") amended the agreement providing for the sale of $220,000 in principal amount of its five-year convertible debentures ("Convertible Debentures") to Dutchess Private Equities Fund, II, L.P. (the "Investor"). The Investor may now convert the Convertible Debentures into shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), at any time at the lesser of (i) the lowest closing bid price of the Common Stock between December 12, 2005 and the date of filing of the Registration Statement, or (ii) $0.10. Additionally, the amendment removes the ability of the Investor to switch the conversion price of the Debenture from a fixed price to one that is based on the market price of the Company's stock in the event of default and removes the Investors right to use proceeds from the Investment Agreement to redeem the Convertible Debenture.

In addition, the Company entered into an agreement providing for the sale of $221,000 in principal amount of its five-year convertible debentures ("Convertible Debentures") to Dutchess Private Equities Fund, II, L.P. (the "Investor"). The Convertible Debentures bear interest at 10% per annum The Investor may convert the Convertible Debentures into shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), at any time at the lesser of (i) the lowest closing bid price of the Common Stock between February 20, 2006 and the date of filing of a Registration Statement covering the resale of the shares underlying this Convertible Debenture, or (ii) $0.10

The Company's obligation to repay the amounts outstanding under the Convertible Debentures is secured by substantially all of the Company's assets and common stock owned by the President of the Company.

In connection with the Convertible Debentures, the Company also granted to the Investor warrants to purchase 412,500 shares of common stock at $0.10 per share (the "Warrants"). The Warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to the Common Stock.
We intend to use the Dutchess equity line (described below) to repay outstanding indebtedness, for potential acquisitions and for working capital. Failure to have this registration statement registering the shares underlying the equity line in the Dutchess Transaction to be declared effective will prevent us from drawing on the full amount of equity outlined in the agreement and at this point it is impossible to quantify how much if any capital will be available to us. We are currently in default with respect to approximately $ 1,005,000 in debt obligations.

INVESTMENT  AGREEMENT

Also on February 20, 2006, the Company entered into an Investment Agreement (the "Investment Agreement") with Dutchess Private Equities Fund, L.P. ("Dutchess") providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of Common Stock for a period of up to 36 months from the date the Registration Statement is declared effective. The amendment removes Dutchess's obligation under the Investment Agreement to take the shares under the Agreement on the condition that the shares be free trading under the "Cover" provisions of the Investment Agreement.

The Company is obligated to file a registration statement with 10 days after filing the Company's annual report for the year ended December 31, 2005, but in no event later than March 31, 2006 ( the "Filing Date") for the registration of the shares of Common Stock issuable upon conversion of the Convertible
Debentures, exercise of the Warrants and upon a sale under the Investment Agreement (the "Registration Statement"). The Company is further obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 90 days after the filing date of the Registration Statement. If the Company does not file the Registration Statement with the SEC by the Filing Date, it is obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every month which such registration statement has not been filed. In addition, if the Registration Statement is not filed by the filing date, the conversion price of the Convertible Debenture will decrease by 10% of and continue to decrease by 10% for each 21 day calendar period the registration statement goes without filing. If the Registration Statement is not declared effective within 90 days of the filing date, we are obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such Registration Statement has not been declared effective by the SEC.

All securities were issued in reliance upon an exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder as a transaction not involving a public offering. In addition, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

There can be no assurance that our plans to obtain additional financing to fund operations will be successful or that the successful implementation of the business plan and the execution of the investment agreement with Dutchess will become effective and will actually improve our operating results. If these financing programs are not successful in raising the capital we require to execute our development plans, it may be necessary to curtail, or cease entirely our plan operations. We will not use any of the proceeds from the sale of our securities under the Investment Agreement for the repayment of the debentures held by Dutchess. We expect that amounts due under the debentures will be repaid out of future financings, the potential sale of our Kelly Color property, the expansion of our business through acquisitions and cash flow generated from operations.

We will not use any of the proceeds from the sale of our securities under the Investment Agreement for the repayment of the debentures held by Dutchess. We expect that amounts due under the debentures will be satisfied through conversions of the debentures will be satisfied through conversions of the debentures into our common stock. Any portion of the debentures that remains outstanding will be repaid out of future financings, the potential sale of Kelly Color property, the expansion of our business through acquisitions and cash flow generated from operations.

PLAN  OF  OPERATIONS

We create, provide and market death care financial service products, currently focusing on prearrangement or pre-need products. Prearrangement and preneed products allow an individual to secure the funding for and in some instances the goods and services for their future funerals prior to their death. For preneed funding products we sell, as an agent for various life insurance companies which underwrite the policies, life insurance policies in amounts from $ 3,000 to $ 15,000 which upon an individual's death would be used for the payment of his or her funeral costs.

We have established a worksite and affinity marketing strategy by positioning the prearrangement of death care and other pre-need products as a voluntary or contributory benefit for corporations, unions, and affinity groups to offer their employees or members. In this regard we seek to market preneed funding products and the ability of individuals to take this funding and use it to purchase a prearrangement at funeral homes by introducing these products to individuals as a benefit of their employment or union membership similar to the way they are introduced to health insurance, life insurance, dental insurance and legal plans. The funding products that we sell are called preneed or final expense insurance policies. This insurance policy is similar to a fixed pay whole life insurance policy with an inflation rider which acts to increase annually the amount of the benefit that is paid to an individual. The policy value grows over time, which acts as a hedge against inflation and rising funeral prices. The policy can be assigned to a funeral home when a prearrangement contract is executed. The funeral home uses the proceeds of the policy to cover the costs of the funeral contracted for. If a prearrangement is not made the policy proceeds can be used by the descendants beneficiaries to cover the costs of the descendants funeral.

Our subsidiary, National Preplanning has entered into various third party marketing agreements which allow it to market the above mentioned funding products to employees in the workplace, individuals belonging to unions and to individuals belonging to various associations. These marketing agreements with larger and more established insurance agencies which sell a variety of other insurance products (i.e. health insurance. group life insurance, long term care insurance, etc) to their clients allow National Preplanning to market its products to their clients in return for the sharing of commissions upon the sale of these products. These agreements additionally allow National Preplanning to keep its sales costs low until we start to generate more substantial revenues.

Our other subsidiary, American Datasource, Inc. is involved in the administration of monies in trust that are used for the payment of prearranged funerals upon the death of an individual. These trust accounts are created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a preneed insurance policy as discussed above some funeral directors suggest that an individual place monies into trust. That trust account is professionally money managed by unaffiliated third party's and the account is assigned to the funeral home, similar to the preneed insurance policy, and used by the funeral director to cover the funeral costs of that individuals funeral upon their death. American DataSouce provides accounting and administrative functions in reporting annually on the monies in each trust account in addition to the administration of the monies upon an individuals death.

In addition to the funeral related products we are currently marketing, the Company is desirous of adding other employee benefit and insurance products and services to market within as well as outside the workplace that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long term care, legal plans, reverse mortgages and other voluntary benefits. The Company may seek to acquire agencies and companies that currently market these other products.

The Company entered the marketing of funeral funding products through its merger in March, 2002 with National Preplanning, Inc. and American DataSource, Inc. The Company was previously engaged in non-digital photographic development

NPI has earned minimal insurance commissions from the sale of preneed and final expense insurance policies to date. The insurance commissions are paid by the insurance companies which create, underwrite and issue these policies. The Company's other subsidiary, American DataSource, Inc., earns administrative fees on the administration of preneed funds in trust which are paid by the trust.

NPI is the subsidiary from which we plan on achieving much of our growth. NPI has entered into various strategic relationships and selling agreements which will allow it to market its products to a number of individuals. Although NPI's agreements allow it to market its products to over 3 million individuals, the timing of when the marketing occurs, the amount of marketing that occurs and the communication that is delivered to these potential clients are all subject to the decisions and control of both our strategic partners and the ultimate client groups. As a result, NPI's has yet to generate minimal revenues from its worksite marketing strategy and has only generated minimal revenue selling pre-need policies out of funeral homes located in New Jersey, which it has ceased.

Most of the marketing that is currently planned for National Preplanning's products are marketing that directs potential consumers to the company's enrollment website as well as its partner's web enrollment site. Although the internet has seen a lot of growth in its use for the sale of various products on various websites, the use of the internet and websites for the sale of voluntary benefit products is relatively new. The Company will closely monitor the success or lack thereof of its enrollment and marketing philosophy.

NPI has only generated minimal revenues from its worksite marketing efforts and there can be no assurance that it will ever generate any substantial revenues from its worksite marketing efforts. The Company may decide to revert its National Preplanning marketing strategy to a more common approach such as print, radio and television advertising directed at individuals outside of worksite and affinity marketing

Whereas, NPI originally sought to acquire direct third party marketers of pre-arranged death care which market pre-arranged death care services primarily by direct mail, as well as run the pre-arrangement office in many funeral home locations the Company has changed its focus on developing NPI's existing funeral advisory and funding business and focusing on potential acquisitions in the employee benefit, insurance, mortgage and worksite marketing areas which allow for the cross selling of its products in addition to other businesses which market products and services which benefit the baby boomer and senior population segments. Our ability to accomplish any acquisitions is dependent upon our ability to raise capital for said acquisitionsOur ability to raise capital may be affected by several factors including but not limited to our default under outstanding notes and a lack of liquidity of our common stock. The Dutchess Capital transaction, which provides the Company with a means of potentially raising capital, may not be sufficient for the Company to accomplish these potential acquisitions. The Dutchess documents provide limitations on the percentage of stock Dutchess can hold at particular times and in no event may Dutchess hold greater than 4.99% of the outstanding common stock of the Company. Consequently, if Dutchess cannot sell our shares due to the lack of liquidity in our common stock, our ability to be able to obtain money from Dutchess Capital for acquisitions or to pay down our current debt may be hindered or limited. Additionally our ability to raise capital outside of the Dutchess transaction may be affected by our minimal revenues, the losses that we incur, and our financial picture including our working capital deficit. Potential capital sources may require us to pay off existing indebtedness before providing any capital to the Company and the Company may be unable to do so.

ADS is currently seeking to increase the amount of pre-need trust monies it currently administrates. Currently, ADS administers approximately $40 million in trust funds. In September, 2003, ADS lost a significant amount of revenues from its business when its largest client, Service Corporation International, the largest funeral home and cemetery operator in the country removed approximately $ 70,000,000 of trust assets that ADS administrated and placed said administration overseas. SCI removed all trust assets under administration from a variety of outside vendors such as ADS. As a result, ADS has increased its efforts to administer trust funds held by various state funeral association trusts, establish and market master trusts to the independent funeral home community and to acquire existing trust administration companies.

ADS has entered into a marketing agreement with Parkway Advisors, L.P., whereby Parkway will advisors will market ADS trust services to their existing and potential clients. Parkway would share in fees generated by ADS's services. It is the hope that this agreement will generate additional revenue for ADS although to date no revenues have been generated from this relationship.

There can be no assurance that we will achieve successful and profitable results from our distribution and marketing efforts or that we will be able to complete acquisitions within the worksite marketing and employee benefit sectors.

We intend any acquisitions to be accomplished through issuances of stock, debt and cash, or a combination of such forms of consideration. Accordingly, any future merger or acquisition may have a dilutive effect on our stockholders as of the time of such mergers and acquisitions.


Additionally, our ability to accomplish any future acquisitions may depend on our cash position, our ability to raise capital, the stock price of our common stock, and our ability to service any debt we may incur.

We believe that our operating results may fluctuate greatly quarter to quarter due to several factors, including the success of our merger and acquisition strategy and the impact of any increases in our results of operations as we pursue new business outside of the death care services industry.

                                    BUSINESS

GENERAL

We entered the marketing of funeral funding products through our merger in March, 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We market insurance products, currently focusing on prearrangement or pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent on behalf of major insurance carriers, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses. American DataSource has entered into a marketing agreement with Parkway Advisors, Inc. that it hopes will result in an expansion of its client base although there can be no assurance that this will occur. There are no minimal payments due under this agreement by either party.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans, mortgage products and other voluntary benefits.

NATIONAL  PREPLANNING

National Preplanning is our marketing arm and primary face to the end consumer. Through this business unit, we cultivate corporations, unions, affinity groups and their employees and members as clients for our final expense and pre-need insurance products. In addition, National Preplanning has entered into third party sales and marketing agreements with larger employee benefit and insurance firms that will become distribution channels for our products. The firms range from insurance agencies to enrollment firms (firms which enroll individuals in various insurance programs) which market and sell a variety of insurance and benefit products to the same corporate, union and association clients that we seek to sell our product to. National Preplanning provides these marketing channels with marketing materials and private labels our web based enrollment site in their name as they introduce our products to these clients in conjunction with the existing products which they already sell to them.

To support its marketing efforts and to provide end consumers an easy-to-use self-service environment, National Preplanning has developed a technology platform that will allow an individual to choose a selection of death care funding options services in a matter of minutes over the Internet. This technology lends itself to the worksite and affinity marketing strategy we employ.

In an effort to provide potential consumers more value upon the purchase of one of the final expense or pre-need insurance products that we sell, National Preplanning will seek to enter into arrangements with funeral homes whereby we can direct purchasers of funding products to funeral homes which will not only use the funding purchased to allow them to secure a prearranged funeral but also to offer them a discount of ten percent. To this end, National Preplanning has entered into an agreement with Stewart Enterprises, the third largest funeral home operator to accept the funding purchased against a prearrangement that they purchase from Stewart Enterprises. Consequently, National Preplanning will not sell any death care or funeral service packages directly but rather it will sell a life insurance product that is used to fund such a person that is purchased from a funeral home directly. National Preplanning will not receive any revenues from its relationship with Stewart Enterprises

On June 1, 2004, NPI entered into a strategic pre-need sales and marketing agreement with Hilb Rogal & Hobbs Insurance Services of Northern California which will allow NPI to begin marketing funeral pre-arrangement to the employees and affiliates of businesses belonging to the California Chamber of Commerce.
The California Chamber of Commerce represents approximately 12,000 businesses having over 2.3 million employees. NPI has been told that HRH will commence marketing NPI products in the near future. There is no minimum cash commitment relating to this agreement. This agreement calls for the marketing of the insurance products that NPI seeks to market through HRH's internet portal to service the employees of the companies that belong to the California Chamber of Commerce. It does not appear that these firms are actively marketing our products. As a result, we may be required to market directly to potential clients in addition to seeking to acquire other agencies that market other products to its clients base which we then can add our products to their product lineup.

On June 15, 2004, NPI received the approval to market its products to the members of the Benefit Marketing Association, an organization of over 3,200 corporate and individual members engaged in the marketing of benefits that involve the relationship between an employer and their employees, a business and their customers and an organization and their members. NPI's marketing to the members of the Benefit Marketing Association commenced in the third quarter of 2004 and is expected to continue for at least the following three fiscal quarters. There is no minimum cash commitment relating to this agreement. No sales have resulted from this agreement and there can be no assurance that any sales will result from this agreement.

On August 16, 2004, NPI entered into a pre-need sales and marketing agreement with L.F.A. Insurance Services, Inc., an insurance agency specializing in group benefits having over 200 clients with over 5,000 total members. LFA will commence marketing NPI's products in the second quarter of 2005. There is no minimum cash commitment relating to this agreement. No sales have resulted from this agreement and there can be no assurance that any sales will result from this agreement and no sales have resulted from this agreement to date.

On October 6, 2004, NPI entered into a Supplier Agreement with Motivano, Inc. Motivano is a technology -based seller of voluntary benefits to approximately 1,000,000 employees of companies that offer Motivano's products. Under this agreement, commencing in April 2005, NPI's products will be included in Motivano's offerings to such employees. There is no minimum cash commitment relating to this agreement.

On December 8, 2004, we established an advisory board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The advisory board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. The term of the advisory board members is for one year and each member receives six thousand options and an additional 1,000 options for each advisory meeting attended.

On December 15, 2004, NPI entered into a pre-need sales and marketing agreement with The Parker Group Insurance Services, an independent enrollment firm assisting brokers and their clients in developing, educating, communication and delivering employee benefit packages. There is no minimum cash commitment relating to this agreement and no sales have resulted from this agreement to date.

On January 6, 2005, NPI entered into a pre-need sales and marketing agreement with the Christian Benefit Association. Under this agreement, the association will market NPI products to its membership, primarily through online enrollment. There is no minimum cash commitment relating to this agreement and no sales have resulted from this agreement to date.

AMERICAN  DATASOURCE,  INC.

American DataSource was formed in 1984 as a provider of trust administrative services to independent funeral homes across the United States. American
DataSource  was  combined  with  National  Preplanning  and  merged  into Walker
International  Industries  (our  predecessor), a public company, in March, 2002.

American DataSource utilizes its a proprietary software system to administer pre-need funeral and cemetery trust funds of independent and corporate owned funeral homes and cemeteries throughout the United States. American DataSource currently administers over $40 million in pre-need assets.

The trust administration business consists of detailed record keeping, management of all contracts between the funeral provider and the customers, allocations of trust earnings and expenses to the individual participants in the trust, tax reporting, and reconciliation of the trust statement to the books on a monthly basis.

American DataSource achieves revenues by generating trust administration fees on prearranged monies funded through trust. We view the administration market of these assets as a growth vehicle while simultaneously enabling us to differentiate ourselves from our competitors by offering full-service funding options. Although prearranged funerals are funded through either the purchase of a final expense or pre-need insurance policy or by placing monies in trust, National Preplanning's marketing efforts are primarily focused on the marketing and selling of insurance. American Data Source seeks to market its services directly to funeral homes and funeral home associations as opposed to direct to consumer marketing by having consumers fund their prearrangements by placing monies in trust. During the nine months ended September 30, 2005, approximately 94% of ADS's revenues were generated by three customers: American Funeral Plan, Carriage Services, Inc. and Texas Prepaid Funeral Fund.

STRATEGY

WORKSITE  AND  AFFINITY  MARKETING

Prearranged funeral products were traditionally marketed out of funeral homes through local direct mail advertising campaigns. We believe, however that we can gain greater market traction and penetration into the consumer marketplace by marketing prearranged funerals as a voluntary benefit that an employer, union, or other affinity group may offer to its employees or members. A variety of insurance products are not marketed through these channels.

Worksite and affinity marketing is largely comprised of the sale of voluntary benefits through employers or affinity groups. This marketing strategy has seen enormous growth in the past few years for several reasons. From a product provider's standpoint, worksite/affinity marketing reduces customer acquisition costs, improves sales conversion ratios ( i.e. the amount of sales that occur as a percentage of the target population), allows for effective customer targeting and segmentation, reduces customer maintenance costs, and increases customer retention. We believe our use of worksite and affinity marketing strategies for our final expense and prearrangement products will provide us with these same benefits.

From an employer or affinity group perspective, the opportunity to offer products to its employees and members at no cost has been highly valued. It is an easy way to offer more value to employees or members at no cost. As a result, the scope of these voluntary product offerings has grown dramatically, but still does not appropriately address death care products and services.

Target  Market  Characteristics:  Age  and  Income  Segments

Prearrangement products have historically been marketed to individuals who are 65-85 years of age. However, based upon the graying baby boomer population, we believe there is an opportunity to expand this age bracket to include the aging Baby Boomer market (consumers aged 45-65) as these individuals address their personal financial and retirement needs. We believe aging Baby Boomers have a higher likelihood to purchase funeral related and pre-need products because Baby Boomers typically: 1) seek out customized products and services; 2) desire to control all aspects of their lives; and 3) are independent thinkers and develop their own ideas. The pre-need product fits well with these traits. Considering these facts, we define our target market broadly as those individuals aged 45-85 spanning the Baby Boomer and senior markets.

Based upon market intelligence gained in our past and current marketing efforts, we believe our products are best suited for middle to lower income individuals (adjusted gross income of $35,000 to $75,000) with a minimal to moderate level of financial sophistication. In addition, the pre-arrangement product is well received by individuals who are methodical self-planners as well as those who have witnessed the financial and emotional hardships placed on those who have made funeral arrangements for recently deceased loved ones. Further, National Preplanning's products appeal to savers as well as business-minded individuals who realize that making funeral arrangements is a very emotional process and want to ensure those planning their funeral are not taken advantage of at a time when they are vulnerable. Finally, National Preplanning's products may appeal to people who choose to assemble their own financial plan without employing the services and incurring the fees of a financial planner.

DISTRIBUTION

National Preplanning is a wholesaler of final expense and pre-need insurance. These two products are for the most part identical except that a pre-need insurance policy is assigned to a particular funeral home in conjunction with a prearrangement contract with that funeral home at the time of issuance as opposed to a final expense policy which may or may not be assigned to a particular funeral home. As a wholesaler, National Preplanning does not have a direct field sales force and has created relationships with agents, brokers and other intermediaries that currently sell voluntary products into large affinity groups. These agents and brokers become licensed under National Preplanning's managing general agency and then resell the prearrangement products on National Preplanning's behalf. The parties share commissions upon a sale.

AGGREGATORS

Another key component of National Preplanning's marketing strategy involves striking relationships with organizations that have aggregated large pockets of National Preplanning's targeted clients. These organizations are unions, associations, financial institutions, churches and/or employers.

BENEFITS  DELIVERY  COMPANIES

In order to reach employee populations, National Preplanning has partnered with benefits administration firms that also offer their clients a portfolio of optional benefits. Benefit administration firms are basically insurance agencies that solely use a web based platform for the distribution, administration and enrollment of core and voluntary benefits to employees on behalf of their employers. This will directly integrate the pre-need product with the benefits delivery platform, which enables National Preplanning to penetrate thousands of worksite locations.

ONLINE  DISTRIBUTION  PARTNERSHIPS

National Preplanning may also establish marketing partnerships with established online insurance marketplaces for the distribution of pre-need products. As National Preplanning pursues this strategy, it will initiate discussions with large, established sites that have proven consumer traffic volume that fits the demographic profile of the National Preplanning consumer population.

INDUSTRY

In the U.S., there were 2.4 million deaths in 2000, an increase of more than 250,000 deaths over 1990 totals, due in large part to the population growth and the increasing age of the population. (Journal of American Medical Association, 291:10). Thus, despite increases in life expectancy and improvements in healthcare, the prearrangement of death care services is expected to rise at a rate of one percent annually. In addition, because the market focus of the death care industry is on one of life's certainties, the industry is not exposed to a significant risk of recession and, based on third party projections, is expected to continue to grow steadily.

This growth rate is, in part, due to the graying "Baby Boomer" generation, which has, and will continue to have, a tremendous effect upon the death care industry for the next 20-30 years. This generation includes 78 million Americans born between 1946 and 1965 and represents nearly 30% of the total U.S. population. (Funeral Wire, May 17, 2005)

Baby Boomers have changed the death care industry in several key ways. First, they have demanded more personalized service from funeral service providers. Second, they have pushed for the ability to pre-arrange funerals and finally, they have shown more interest in cremation. These changes have led to a significant shift in death care industry offerings.

Specifically focusing on prearrangements, historically these products were marketed out of funeral homes through local direct mail advertising campaigns. The product emerged as a new revenue stream for funeral service providers who were looking to expand revenue and capitalize upon "pre-event" marketing. Today, the aging of the "baby boomer" population is expected to increase the demand for prearrangement services for the next 20-30 years.

COMPETITION

The death care industry is highly competitive, although we believe that there is no other company in the industry with a business model substantially identical to ours. Nevertheless, we face substantial competition in all aspects of our current business. Our competitors may be deemed to include insurance companies, captive distribution systems of insurance companies, independent insurance intermediaries and boutique broker-general agents. To a small degree, we also will compete with individual and corporate funeral homes that act as agents for insurance companies and trust administrators.

Various death care industry constituents, insurance companies and insurance agencies and agents market various forms of final expense and prearrangement products. We believe that our strategy of marketing these products to corporations, unions and associations is unique based upon our knowledge of existing industry competition. Although we might have a head start in going after this client base there is nothing to prevent our competitors from using this marketing strategy. Additionally our efforts have revealed that we are subject to the timing and desire of our marketing partners as to when they wish to commence the marketing of our products.

Our general impression is that the average life insurance agent believes that funeral costs may be covered by life insurance products and, as a result, National Preplanning's products are not needed. This may affect the number of marketing agreements we may ultimately be able to enter into. We believe that we offer a better policy since it includes an inflation rider (previously defined). Similarly, financial planners may advocate that consumers prepare financially for their own funeral costs by purchasing low risk investments that offer better yields than National Preplanning products.

Traditional insurance agents and brokers may become valuable distributors of National Preplanning products after they receive more education on these products. We believe that insurance agents/brokers as well as financial planners will particularly appreciate the funeral rate lock feature of National Preplanning products, which differentiates this offering from other financial products.

PROVIDER  FUNERAL  HOMES  (INDEPENDENT  AND  CONGLOMERATE)

Independent and conglomerate funeral homes alike are attempting to market prearrangement products today. We do not view these groups as competitors. Rather, we believe that National Preplanning can become a marketing infrastructure that can be utilized by either independent or conglomerate funeral homes to improve their ability to achieve revenues from the sale of prearrangement products. Our marketing infrastructure enables independent and conglomerates alike to achieve their key goals - increasing market share in their respective geographic regions while reducing internal costs associated with marketing and administration. As a result, we view these two groups to be potential fulfillment partners. In fact, this is a significant differentiator for us as we seek to aggressively expand our network of participating funeral home providers.

OTHER  COMPETITORS

To the extent that third party marketers, insurance agencies, banks, trust companies, administrators and/or software companies enter the prearrangement market, we expect some competition from these arenas. However, we believe our structure, product mix, marketing strategy, and business partners will enable us to gain market traction more quickly.

REGULATION
State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents, regulation of the handling and investment of third-party funds held in a fiduciary capacity and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive. We are required to be licensed to engage in the insurance agency and brokerage business in most of the jurisdictions where we do business. We currently have been licensed in the following jurisdictions:

o  California,

o  Florida,

o  Illinois  and

o  New  Jersey.

The insurance laws and regulations of all United States jurisdictions also require individuals who engage in agency, brokerage and certain other insurance service activities to be licensed personally. These laws and regulations also govern the sharing of insurance commissions with third parties. We believe that any payments made by or received by us are in compliance with applicable laws and regulations. However, should any regulatory authority take the position, and prevail, that certain payments by us violate the insurance laws and regulations relating to the payment or sharing of commissions, that regulatory authority could require that we stop making or receiving those payments or that the entities receiving or making those payments become licensed. In addition, if this were to occur, the regulatory authority could impose fines or penalties on us. We believe, however, that we could continue to operate our business by requiring that these entities be licensed or by making payments directly to licensed individuals.

                                    EMPLOYEES

We currently have seven full time employees, with two in management, one in business development and sales and four in administration. Currently, there exists no organized labor agreements or union agreements between our employees and us. We believe that our relations with our employees are good.

We have entered into consulting agreements with a variety of industry professionals which call for the introduction by them to potential marketing partners that may be interested in distributing our products to their customers.

                             DESCRIPTION OF PROPERTY

We maintain our principal office at 990 Stewart Avenue, Suite 650, Garden City, New York 11530. Our telephone number at that office is (516) 832-7000 and our facsimile number is (516) 832-7979. We lease 2,150 square feet of office space at our principal office. The monthly rent is $4,300. In addition, our wholly-owned subsidiary, American DataSource, leases offices located at 13111 Norwest Freeway - Suite 100, Houston, Texas 77040. These offices contain approximately 3,000 square feet and are leased from an unaffiliated third party for a monthly base rental of approximately $3,000. The lease currently expires in December 2008. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS


Name                   Age     Principal Positions and Offices with Our Company
----                   ---     ------------------------------------------------
James N. Lucas, Sr.    58      Chairman of the Board of Directors

Mitchell S. Segal      46      President, Chief Executive Officer and Chief
                               Financial Officer and Director and President of
                               National Preplanning, Inc., our wholly-owned
                               Subsidiary

Peter Walker           59      Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

Currently, our insider Directors are not compensated for their services. Non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

JAMES N. LUCAS, SR. James N. Lucas, Sr., became our chairman of the board upon completion, and pursuant to the terms, of our acquisition of American DataSource, Inc. in March 2002. Mr. Lucas served as the president of American DataSource from 1999 until January 2004. Mr. Lucas currently is President and Chief Executive Officer of Professional Association Consultants, a third-party marketer operating in the death care industry. From 1990 to 1995, Mr. Lucas served as President and owner of International Funeral Associates, Inc. Mr. Lucas had previously served as President (1990), Executive Vice-President (1988-1989), Vice-President of Sales and Membership (1986-1987) of International Funeral Associates. Mr. Lucas sold International Funeral Associates to a major public insurer in 1995. From 1988 to 1990, Mr. Lucas also served as a Vice-President of Service Corporation International, one of the world's largest funeral home operators. From 1968 to 1986, he was the owner and operator of Lucas Funeral Homes, which consisted of four wholly owned funeral homes and three partially owned funeral homes in Tarrant County, Texas. Lucas Funeral Homes was sold to Service Corporation International in 1986. Mr. Lucas received his Bachelor Degree in Business Administration and a license from the Dallas Institute of Mortuary Services in 1968.

MITCHELL S. SEGAL. Mitchell S. Segal became our president and chief executive officer and a member of our board of directors upon completion, and pursuant to the terms, of our acquisition of National Preplanning Inc. in March 2002. Mr. Segal has served as the president of National Preplanning since its inception in 1999. He has spoken at several national conferences on issues relating to the death care industry. Mr. Segal received a B.A. degree from Boston University in 1981 and a J.D. degree from Hofstra Law School in 1984. He was employed by the accounting firm Arthur Andersen in its tax department from 1984 to 1986. Mr. Segal served as an assistant vice president in the direct investment division of NYLIFE Securities, a subsidiary of New York Life Insurance, from 1986 to 1987. Thereafter, Mr. Segal was a vice president in the realty investment group of Shearson Lehman Brothers from 1987 to 1990. From 1990 to 1998, Mr. Segal was in private practice.

PETER WALKER. Peter Walker served as our president and chief executive officer (from 1984) and chairman of the board (from 1987) of our company until March 2002 when he resigned all of such positions upon completion, and pursuant to the terms, of our acquisition of American DataSource and National Preplanning Inc. in March 2002. Despite such resignations, Mr. Walker continues to serve as a director of our company which he has been since March 2002. Between 2002 and February 2004, Mr. Walker served as president of Kelly Color Laboratories, Inc., our wholly-owned subsidiary. From 1977 to 1984, Mr. Walker was executive vice-president, secretary and a director of our company.

BOARD  COMMITTEES

AUDIT  COMMITTEE
We do not have an Audit Committee. Our board of directors performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

COMPENSATION  COMMITTEE
We do not have a Compensation Committee. Our board of directors perform some of the same functions of a Compensation Committee, including setting executive officer compensation.

NOMINATING  COMMITTEE

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

ADVISORY  BOARD

On December 8, 2004, we established an Advisory Board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The Advisory Board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. On December 14, 2005, Mr. Jack Kwicien became the first member of our Advisory Board. Mr. Kwicien has over 30 years of executive management and entrepreneurial experience in the insurance and work-site marketing arenas. Mr. Kwicien is currently the managing partner of Daymark Capital Advisors, a consulting and investment banking firm with expertise in benefits administration, human resource services and work-site marketing of property and casualty insurance, health insurance and financial services products in the U.S. Mr. Kwicien is the founder of Rewards Plus, a national employee benefits company that leverages internet technology and work-site marketing strategies to deliver core and voluntary benefits to employers and employees. We will grant Mr. Kwicien a three-year option to purchase 6,000 shares of our common stock upon his joining our Advisory Board, which shares become exercisable ratably over the first twelve months following grant. Mr. Kwicien is to receive an additional three-year option to purchase 1,000 shares of our common stock for each Advisory Board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Kwicien have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement.

On January 13, 2005, Jim Quimet joined our Advisory Board. Mr. Quimet has approximately 30 years of experience in the insurance industry of which 20 years has been devoted to work-site marketing. Mr. Ouimet is Chairman and CEO of the James Group, LLC, an insurance sales and marketing consulting organization he founded in 1995. Mr. Ouimet is part owner and a director of the National Association of Professional Enrollment Specialists (a/k/a The Benefit Marketing Association), an insurance industry work-site marketing focused association. In 2000, he was inducted into the International Work-site Marketing Hall of Fame. We will grant Mr. Quimet a three-year option to purchase 6,000 shares of our common stock upon his joining our Advisory Board, which shares become exercisable ratably over the first twelve months following grant. Mr. Quimet is to receive an additional three-year option to purchase 1,000 shares of our common stock for each Advisory Board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Quimet have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement. As of December 31, 2005, We have not had any Advisory Board meetings nor have we granted any options to the above individuals. The advisory board is not part of our board of directors.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our 2005 fiscal year.

CODE  OF  ETHICS

Our board of directors has established a code of ethics that applies to our principal executive, financial and accounting officer(s). A copy of our code of ethics has been made Exhibit 14 to our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2003, filed with the SEC on April 14, 2004.

EXECUTIVE  COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during our 2005, 2004 and 2003 fiscal years by those persons who served as chief executive officer during our 2005 fiscal year and any executive officer at December 31, 2005 who received compensation in excess of $100,000 during such years.

                           SUMMARY COMPENSATION TABLE
                                                                 Annual Compensation
                                                   Fiscal     ------------------------         All Other
Name and Principal Positions                        Year         Salary        Bonus       Compensation (1)
----------------------------                     ---------    -----------   ----------   --------------------
Mitchell S. Segal                                   2005      $   230,000   $        0       $         0
   President, Chief Executive Officer and           2004      $   220,000   $        0       $         0
   Chief Financial Officer (2)                      2003      $   210,000   $        0       $         0

Peter Walker
   Vice President and Secretary (3)(4)              2005      $   100,000   $        0       $         0
                                                    2004      $   100,000   $        0       $         0
                                                    2003      $   100,000   $        0       $         0

(1) The above compensation figures do not include the cost for the use of automobiles leased by us, the cost of benefits, including premiums for life insurance, and any other perquisites provided by us to such persons in connection with our business, all of which does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus for the subject fiscal year.

(2) Mr. Segal became our president and chief executive officer in March 2002 and our chief financial officer in October 2002.

(3) Mr. Walker resigned as our president and chief executive officer in connection with our acquisitions of ADS and NPI in March 2001.

(4) Mr. Walker no longer serves as president of Kelly Color Laboratories, Inc., our former wholly-owned subsidiary, pursuant to the Company discontinuing the operations of Kelly Color Laboratories in February 2004.

Option Grants in Last Fiscal Year; Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None.

EMPLOYMENT  AGREEMENTS

EMPLOYMENT  AGREEMENT  WITH  MITCHELL  S.  SEGAL

We had entered into an employment agreement with Mitchell Segal to serve as our president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, we paid Mr. Segal an annual base salary of $230,000 for 2005, plus annual bonuses equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of our net income, provided our net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with us is terminated by us except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by our board of directors.

Mr.  Segal's  employment  agreement  provides  for  him  to  be paid his salary:

o  for  a  six-month  period  following his termination due to a disability; and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability.

It is the intention of the Company to enter into a similar employment agreement with Mr. Segal within the next month.

EMPLOYMENT  AGREEMENT  WITH  PETER  WALKER

We have an employment agreement with Peter Walker through March 18, 2012. Under Mr. Walker's employment agreement, we will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business. Mr. Walker's employment agreement does require us to use our best efforts to cause Mr. Walker to be nominated for election to our board of directors during the term of Mr. Walker's employment agreement.

Mr.  Walker's  employment  agreement  provides  for  him  to be paid his salary:

o  for  a  two  year  period  following his termination due to a disability; and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be


o  in  the  seventh  year,  150%  of  his  salary  at  the  time of termination,

o  in  the  eighth  year,  200%  of  his  salary  at  the  time  of termination,

o  in  the  ninth  year,  250%  of  his  salary  at the time of termination, and

o  in  the  tenth  year,  300%  of  his  salary  at  the  time  of  termination.




As of December 31, 2004, we were in arrears under Mr. Walker's employment agreement in the amount of $32,964.

DIRECTOR  COMPENSATION

We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

During the year ended December 31, 2005, certain officers and stockholders advanced the Company $98,221 for working capital purposes. The advances are non-interest bearing and have no definitive repayment terms. During the year ended December 31, 2005, the Company repaid $27,000 of the advances. As of December 31, 2005, the total amount due to the officers-stockholders was $128,371.

As of December 31, 2005, the Company was in arrears in payment of Mr. Segal's salary in the amount of $109,000 which is included on the consolidated balance sheet as part of accounts payable and accrued expenses.

On November 24, 2004, we entered into a common stock purchase agreement with Fusion Capital, an entity that owns in excess of 5% of our issued and outstanding Common Stock, to obtain up to $6.0 million in equity financing from Fusion Capital. Under the agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued Walker Financial common stock over a period of time up to twenty-four months commencing after the date a registration statement with respect to the shares to be sold to Fusion Capital is declared effective. We have the right to control the timing and the amount of stock sold, if any, to Fusion Capital. Pursuant to this agreement, we agreed to initially issue to Fusion Capital 794,702 commitment shares and 60,000 signing fee shares of our common stock (which shares have been issued). We will pay no cash commitment fee to Fusion Capital to obtain this agreed funding. Funding of the initial $6.0 million would occur over a period of time commencing upon fulfillment of certain conditions. Upon completion of this funding, at our sole discretion, we have the right to enter into a new agreement with Fusion Capital covering the sale of up to an additional $6.0 million of common stock.

The Fusion Capital Agreement provides limitations on the percentage of stock Fusion will hold at particular times and in no event may Fusion hold greater than 9.9% of the outstanding stock of the Company. Consequently, if Fusion cannot sell the shares due to the lack of liquidity in the common stock of the Company, the Company's ability to be able to obtain money from Fusion Capital for acquisitions or to pay down the Company's current debt may be hindered or limited. As a result of our agreement with Dutchess, we have no intention to obtain capital through the Fusion equity line.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth  information  with  respect to the beneficial ownership  of  shares  of  our  common  stock  as  of  January  6,  2006  by:

o each person who is known by us to beneficially own 5% or more of our common stock;

o  each  of  our  officers  and  directors;  and

o  all  of  our  officers  and  directors  as  a  group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 6, 2006, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

Except  as  otherwise  indicated  in  the  notes  to  the  following  table,

o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

o the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Walker Financial Corporation, 990 Stewart Avenue - Suite 650, Garden City, New York 11530.

o  Based  upon  13,837,220  shares  issued  and  outstanding  on  May  2,  2006.

                                                      Amount and Nature of       Percentage of
Name and Address of Stockholder                       Beneficial Ownership    Outstanding Shares
-------------------------------------------------    ---------------------    ------------------
Mitchell S. Segal (1)                                      1,839,670                  13.30%
James M. Lucas, Sr. (9)                                      459,960                   3.32%
Peter Walker (4)                                           1,052,390 (5)               7.61%
James M. Lucas, Jr. (7)                                      689,940                   4.99%
Fusion Capital Fund II, LLC (6)                              854,702 (4)               6.18%
David L. Cohen (2)                                         1,263,841 (3)               8.94%

All Officers and Directors as a group (3) persons          3,352,020                  24.20%

(1)  Mr.  Segal  became  a  director, president and chief executive officer of our company upon completion of our acquisition  of  National Preplanning, Inc. in March 2002. Mr. Segal remains the president of our NPI subsidiary.

(2)  The  address  for  Dr.  Cohen  is  1800  Rockaway  Avenue,  Hewlett,  New  York  11557.

(3)  Includes  (a)  1,238,841  shares  of common stock and (b) 25,000 shares of our common  stock  issuable  upon exercise  of  options  currently  exercisable.

(4)  Mr.  Walker is a director of our company which he has been since March 2002. Between 2002 and February 2004,
Mr.  Walker  served  as  president  of  Kelly  Color  Laboratories,  Inc.,  our  wholly-owned  subsidiary.

(5)  Includes  (a) 558,620 shares of our common stock held by The Robert Walker Life Insurance Trust in which Mr.
Walker  serves as trustee and in which Mr. Walker is the beneficiary of 450,000 shares owned by this trust and is the  brother  of  the  beneficiary  of the remaining shares owned by this trust, and (b) 165,000 held by a second trust  for  which Mr. Walker is the sole beneficiary. Mr. Walker disclaims any beneficial ownership to the shares owned  by  The  Robert Walker Life Insurance Trust, other than the 450,000 shares for which he is the beneficiary under  this  trust.

(6)  The  address  for Fusion Capital Fund II, LLC is 222 Merchandise Mart Plaza - Suite 9-112, Chicago, Illinois
60654.  Steven  Martin  and Joshua Scheinfeld retain voting and investment control over the shares held by Fusion
Capital  Fund.

(7)  Mr.  James N. Lucas, Jr. is an adult son of James N. Lucas, Sr., our chairman of the board of directors. The mailing  address  for  Mr.  Lucas  is c/o American DataSource, Inc., 517 North Sylvania Avenue, Fort Worth, Texas
76111.

(8) Includes 22,998 shares of our common stock held by the James N. Lucas and Theresa Lucas Irrevocable Trust for
the  benefit  of  this  individual.

(9) Mr. Lucas became chairman of the board of our company upon completion of our acquisition of ADS Inc. in March
2002.  Mr.  Lucas  served as president of our ADS subsidiary until 2003. The mailing address for Mr. Lucas is c/o
Ensure,  Inc.,  517  North  Sylvania  Avenue,  Fort  Worth,  Texas  76111.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.10. As of May 2, 2006, there were 13,837,220 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED  STOCK

We are authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.10, none of which are issued and outstanding.

WARRANTS

We have 200,000 warrants outstanding exercisable at $0.15 per share, which expire in March 2006. We have 724,063 warrants outstanding exercisable at $0.28 per share, which expire in July 2008. We have 31,463 warrants outstanding exercisable at $0.30 per share, which expire in July 2006. We have 175,000 warrants outstanding exercisable at $0.45 per share, which expire in August 2007. We have 17,860 warrants outstanding exercisable at $4.20 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $6.30 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $7.23 per share, which expire in July 2006. We have 187,500 warrants outstanding exercisable at $0.16 that expire in February 2008. We have 93,750 warrants outstanding exercisable at $0.71 that expire in February 2008. We have 100,000 warrants outstanding exerciseable at $ .30 per share, which expire in August, 2008. We have 45,000 warrants outstanding exerciseable at $ ..50 per share which expire in January, 2008. We have 550,500 warrants outstanding exerciseable at $ .10, which expire in December, 2010 and we have 412,500 warrants outstanding exerciseable at $ .10, which expire in February, 2011.

CONVERTIBLE  SECURITIES

There are currently $866,000 worth of convertible securities outstanding. $50,000 of the convertible securities outstanding are 10% Senior Secured Convertible Promissory Notes which have a maturity date of December 5, 2006, are convertible, at the option of the holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

An additional $375,000 of convertible securities are 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock. Each of these notes is due on February 15, 2006 and bears interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share.

$220,000 consists of convertible debentures. On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of its five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $.13. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets. If not converted, the debentures are to be repaid in monthly installments until paid in full by July 1, 2006.

$221,000 consists of convertible debentures. On February 20, 2006 we entered into an agreement providing for the sale of $221,000 in principal amount of its five-year convertible debentures to Dutchess. The convertible debenture bears interest at 10% per annum. Dutchess may convert the convertible debenture into shares of our common stock at any time at a fixed conversion price at $.10. Our obligation to repay the amounts outstanding under the convertible debenture is secured by substantially all of our assets. If not converted, the debentures are to be repaid in mostly installments until paid in full by September 1, 2006.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. Although we have not been advised how the securityholders will dispose of their securities, they may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o  Privately  negotiated  transactions;

o  In  connection  with  short  sales  of  company  shares;

o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

o  By  pledge  to  secure  debts  of  other  obligations;

o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o  In  a  combination  of  any  of  the  above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

Dutchess and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock are "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. In addition, J.P. Turner & Associates is a registered broker-dealer and therefore considered an underwriter within the meaning of the Securities Act with respect to the shares that it owns. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                   PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholder. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

-----------------------------------------------------------------------------------------------------------------------------------
                             Common Shares         Percentage of    Common Shares Issuable  Shares           Beneficial Ownership
                             Beneficially Owned    Outstanding      upon Exercise of        Registered in    after this Offering(2)
                             by  Selling           Shares           Securities forming      this Offering
                             Shareholder Before    Beneficially     part of this Offering
                             Offering (1)          owned Before
Name of Selling Shareholder                        Offering
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Number of   Percent(3)
                                                                                                             Shares
-----------------------------------------------------------------------------------------------------------------------------------
Dutchess Private Equities       712,958(5)             4.99%            55,372,500(6)         55,372,500        -0-        0.0%
 Fund  II, LLP (4)
J.P. Turner & Associates        187,500(7)             1.4%               187,500              187,500           -0-
Anthony & Jacqueline Towell      82,924(8)              .6                 82,924               82,924           -0-
Flavio Marquez                  124,385(8)              .9                124,385              124,385           -0-
Adrian Kimberly                  41,461(8)              .3                 41,461               41,461           -0-
Roy Bento                        41,461(8)              .3                 41,461               41,461           -0-
Mickey Robinson                  41,461(8)              .3                 41,461               41,461           -0-
Ben Manny                        41,461(8)              .3                 41,461               41,461           -0-
Patrick Decavaignac              41,461(8)              .3                 41,461               41,461           -0-
Daniel Decavaignac               41,461(8)              .3                 41,461               41,461           -0-
Deanna Decavaignac               41,461(8)              .3                 41,461               41,461           -0-
David Rosen                      41,461(8)              .3                 41,461               41,461           -0-
Patrick & Virginia Lavelle       41,461(8)              .3                 41,461               41,461           -0-
Jason Halpern                    41,461(8)              .3                 41,461               41,461           -0-

Total                         1,522,377                                 56,181,919           56,181,919           -0-

* Less than 1%.

(1)  Ownership as of January 6, 2006, for the selling stockholders based on information provided by the selling stockholders or known to  us.

(2)  Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering.  Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) A total of 13,922,220 shares of common stock were issued and outstanding as of January 6, 2006.

(4)  Michael Novielli and Douglas Leighton, the managing members of Dutchess Capital Management, LLC, the general partner of
Dutchess Private Equities Fund II, LLP share dispositive and voting power with respect to shares held by Dutchess Private Equities
Fund  II, LLP.

(5)  The transaction documents with Dutchess limit to 4.99% that entity's percentage ownership of our issued and outstanding common stock.

(6)  Represents (i)50,000,000 shares of common stock that potentially may be issued upon the draw down of $10,000,000 on our equity line, (ii) 4,410,000  shares of common stock that may be issued upon conversion of $ 441,00 convertible debenture at a fixed conversion price of $.10 per share, and (iii) 962,500  shares issuable upon exercise of warrants .  Although we may issue more than
50,000,000 under the Investment Agreement, this figure represents the maximum number we are contractually bound to register herewith.  The Debenture Agreements contain contractual restrictions on beneficial share ownership limiting Dutchess' beneficial ownership to 4.99%.

(7)   Represents (i) 187,500 shares issuable upon exercise of warrants.  All of these securities and the securities described in footnote 8 were issued in February 2005 pursuant to a transaction in which we raised $375,000 through the issuance of 10%
Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock to a total of twelve accredited investors in a transaction complying with the requirements of Rule 506 promulgated under the Securities of 1933, as amended.
Tim McAfee and William L. Mello share voting and investment control over the shares held by J.P. Turner & Associates, a registered broker-dealer and considered to be an underwriter with respect to its shares included herein.

(8)  Represents shares issuable upon exercise of warrants and shares issuable upon conversion of convertible promissory notes at a conversion price of $ .71.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Marcum & Kliegman LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Walker Financial Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX  TO  FINANCIAL  STATEMENTS

-----------------------------------------------------------------------------------------------
Report of independent registered public accounting firm                         F-2
-----------------------------------------------------------------------------------------------
Consolidated balance sheet at December 31, 2005                                 F-3
-----------------------------------------------------------------------------------------------
Consolidated statements of operations for the years ended December 31, 2005
and 2004                                                                        F-3
-----------------------------------------------------------------------------------------------
Consolidated statements of stockholders' equity (deficiency) for the years
ended December 31, 2005 and 2004                                                F-4
-----------------------------------------------------------------------------------------------
Consolidated statements of cash flows for the years ended December 31, 2005
and 2004                                                                        F-5
-----------------------------------------------------------------------------------------------
Notes to consolidated financial statements                                      F-7 to F-22
-----------------------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS  OF  WALKER  FINANCIAL  CORPORATION

We have audited the accompanying consolidated balance sheet of Walker Financial Corporation (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses since inception and has a working capital deficiency as of December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Marcum  &  Kliegman  LLP
-----------------------------
New  York,  New  York
March  17,  2006

                WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005

                                     ASSETS
                                     ------
Current assets -
  Cash                                                              $    36,692
  Accounts receivable                                                    27,032
  Prepaid expenses and other current assets                               1,499
                                                                    -----------
   Total current assets                                                  65,223
                                                                    -----------
Deferred financing costs, net                                            50,075
Property and equipment, net                                             166,859
                                                                    -----------
     Total assets                                                   $   282,157
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------
Current liabilities -
  Line of credit, bank                                              $   147,704
  Accounts payable and accrued expenses                                 521,211
  Notes payable                                                         205,000
  Bridge notes payable, net of debt
   discount of $26,470                                                  348,530
  Convertible bridge notes payable                                      375,000
  Advance on 12% convertible debentures                                  95,000
  10% Senior subordinated secured convertible promissory notes           50,000
  Due to officer-stockholder                                            128,371
  Accrued interest                                                       92,597
  Discontinued liabilities                                               15,440
                                                                    -----------
   Total current liabilities                                          1,978,853
                                                                    -----------
Commitments and Contingencies                                               --

Stockholders' deficiency -
  Common stock, par value $.10 per share, 100,000,000
   authorized, 13,922,220 shares issued and outstanding               1,392,222
  Additional paid-in capital                                          6,349,976
  Accumulated deficit                                                (9,408,894)
  Financing fee deposit                                                 (30,000)
                                                                    -----------
     Total stockholders' deficiency                                  (1,696,696)
                                                                    -----------
      Total liabilities and stockholders' deficiency                $   282,157
                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements

                 WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                2005           2004
                                                            -----------    -----------
Net revenues                                                $   327,657    $   240,808
                                                            -----------    -----------
Operating expenses
   Compensation                                                 673,772        850,941
   Professional Fees                                            280,062        189,196
   Consulting Fees                                              459,401        222,200
   Depreciation and amortization                                 91,614        106,093
   Costs related to abandoned offering                          476,821             --
   General and Administrative                                   288,489        423,453
                                                            -----------    -----------
Total Operating Expenses                                      2,270,159      1,791,883
                                                            -----------    -----------
   Operating loss                                            (1,942,502)    (1,551,075)
Debt conversion charge                                         (933,793)             -
Write down of assets                                            (20,806)             -
Interest expense, net                                          (399,217)      (311,149)
                                                            -----------    -----------
   Loss before discontinued operations                       (3,296,318)    (1,862,224)
   Discontinued operations                                           --        (61,995)
                                                            -----------    -----------
     Net loss                                               $(3,296,318)   $(1,924,219)
                                                            ===========    ===========

Per Share Information:
   Weighted average number of common shares outstanding      13,545,089      8,006,798
                                                            ===========    ===========
   Net loss per common share from continuing operations     $     (0.24)   $     (0.23)
   Net loss per common share from discontinued operations   $        --    $     (0.01)
                                                            -----------    -----------
   Basic and diluted net loss per common share              $     (0.24)   $     (0.24)
                                                            ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                                                                                            Total
                                                   Common            Additional                                        Stockholders'
                                          ------------------------    Paid-in    Accumulated   Deferred     Financing      Equity
                                             Shares        Par        Capital      Deficit   Compensation  Fee Deposit  [Deficiency]
                                          -----------  -----------  -----------  -----------  -----------  -----------  ------------
  Balance - January 1, 2004                 7,501,510  $   750,151  $ 3,486,980  $(4,188,357) $         -  $         -  $    48,774
                                          -----------  -----------  -----------  -----------  -----------  -----------  ------------
Issuance of common stock for services         150,000       15,000       60,000            -            -            -       75,000

Issuance of warrants in
    consideration of debt                           -            -       35,000            -            -            -       35,000
Issuance of warrants in
    consideration of debt                           -            -       31,250            -            -            -       31,250

Issuance of common stock for cash           1,000,000      100,000      100,000            -            -            -      200,000

Issuance of common stock for services          60,000        6,000       25,200            -            -            -       31,200

Issuance of common stock for services         500,000       50,000      160,000            -     (210,000)           -            -

Issuance of common stock for services         300,000       30,000       96,000            -     (126,000)           -            -

Amortization of deferred compensation               -            -            -            -       56,000            -       56,000
Net Loss                                            -            -            -   (1,924,219)           -            -   (1,924,219)
                                          -----------  -----------  -----------  -----------  -----------  -----------  ------------
  Balance - December 31, 2004               9,511,510  $   951,151  $ 3,994,430  $(6,112,576) $  (280,000) $         -  $(1,446,995)
                                          -----------  -----------  -----------  -----------  -----------  -----------  ------------
Issuance of common stock for
   settlement of debt                       1,380,568      138,057      842,146            -            -            -      980,203

Debt conversion charge                      1,556,322      155,632      778,161            -            -            -      933,793

Issuance of common stock for
   financing services                         794,702       79,470      397,351            -     (476,821)           -            -

Issuance of common stock for
   termination of consulting agreement        150,000       15,000       90,000            -            -            -      105,000

Granting of 187,500 warrants to agent in
  Connection with bridge notes                      -            -       57,600            -            -            -       57,600

Granting of 93,750 warrants attached
   with bridge loan debt of $375,000                -            -       28,500            -            -            -       28,500

Issuance of common stock for cash proceeds    294,118       29,412       70,588            -            -            -      100,000

Granting of 175,000 warrants in connection
   with the sale of $125,000 of bridge notes        -            -       36,100            -            -            -       36,100

Granting of 17,500 warrants in connection with
   the extension of $250,000 of bridge notes        -            -        3,600            -            -            -        3,600

Issuance of common stock for services         150,000       15,000       30,000            -            -            -       45,000

Issuance of common stock for a deposit         85,000        8,500       21,500            -            -      (30,000)           -

Amortization of deferred compensation               -            -            -            -      280,000            -      280,000

Costs related to abandoned offering                 -            -            -            -      476,821            -      476,821
Net Loss                                            -            -            -   (3,296,318)           -            -   (3,296,318)
                                          -----------  -----------  -----------  -----------  -----------  -----------  ------------
   Balance - December 31, 2005             13,922,220  $ 1,392,222  $ 6,349,976  $(9,408,894) $         -  $   (30,000) $(1,696,696)
                                          ===========  ===========  ===========  ===========  ===========  ===========  ============

The accompanying notes are an integral part of these consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                        2005           2004
                                                    ------------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss from continuing operations               $(3,296,318)    $(1,862,224)
                                                    -----------     -----------
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                      91,614         106,093
      Compensatory element of stock issuances           150,000         162,200
      Amortization of deferred compensation             280,000              --
      Costs related to abandoned offering               476,821              --
      Debt conversion charge                            933,793              --
      Write-down of assets                               20,806              --
      Amortization of deferred financing cost           250,001          71,824
      Accretion of debt discount                         51,730          42,917
  Changes in operating assets and liabilities:
    Accounts receivable                                  (6,520)          7,970
    Prepaid expenses and other current assets             4,201          15,133
    Other assets                                          9,949         (12,044)
    Accounts payable and accrued expenses               300,515         135,708
    Accrued interest                                     91,350         196,408
                                                    -----------     -----------
     Net cash used in operating activities             (642,058)     (1,136,015)
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES OF
  DISCONTINUED OPERATIONS:
Loss from discontinued operations                            --         (61,995)
Change in -
  Assets from discontinued operations                        --          31,121
  Liabilities from discontinued operations                   --           5,970
                                                    -----------     -----------
Net cash used in operating activities
  of discontinued operations                                 --         (24,904)
                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                        (803)        (14,806)
                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase, net proceeds from line of credit, bank         6,829           8,315
 Advances from officers-stockholders                     98,220          50,000
 Repayment of advances from officers- stockholders      (27,000)             --
 Proceeds from sale of bridge notes and
   convertible bridge notes                             326,000         424,000
 Financing fees paid in connection with borrowings      (98,825)             --
 Proceeds from issuance of notes payable                100,000              --
 Advances for 12% convertible debentures                 95,000              --
 Principal repayment of notes payable                        --         (25,000)
 Proceeds from sale of common stock                     100,000         200,000
                                                    -----------     -----------
     Net cash provided by financing activities          600,224         657,315
                                                    -----------     -----------
Net decrease in cash                                    (42,637)       (518,410)
Cash - beginning of year                                 79,329         597,739
                                                    -----------     -----------
Cash - end of year                                  $    36,692     $    79,329
                                                    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements


WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED
                                                        2005           2004
                                                    ------------    -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the period for:
      Interest                                      $        --     $     2,257
                                                    ===========     ===========
      Income taxes                                  $        --     $        --
                                                    ===========     ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of 1,308,568 shares of common stock
    for the settlement of 10% Senior Subordinated
  Secured Convertible Promissory Notes and
    accrued interest                                $   980,203     $        --
                                                    ===========     ===========
  93,750 warrants granted in connection
    with sale of $375,000 bridge notes              $    28,500     $        --
                                                    ===========     ===========
  187,500 warrants granted to agent in connection
    with sale of $375,000 bridge notes              $    57,600     $        --
                                                    ===========     ===========
  175,000 warrants granted in connection with
    the sale of $125,000  of bridge notes           $    36,100     $        --
                                                    ===========     ===========
  17,500 warrants granted in connection with
    the extension of $250,000 of bridge notes       $     3,600     $        --
                                                    ===========     ===========
  Issuance of 85,000 shares of common stock
    as a finance fee deposit.                       $    30,000     $        --
                                                    ===========     ===========
  105,000 warrants granted in connection with
    the sale of $125,000 of bridge notes            $        --     $    31,250
                                                    ===========     ===========
  70,000 warrants granted in connection with
    the sale of $125,000 of bridge notes            $        --     $    35,000
                                                    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE  1  -  ORGANIZATION  AND  NATURE  OF  BUSINESS

Walker Financial Corporation (collectively with its subsidiaries, the "Company") markets various insurance and trust administration services products through two of its wholly-owned subsidiaries, National Preplanning, Inc. ("NPI") and American DataSource ("ADS"). NPI is a managing general insurance agency and third party marketer of insurance products, primarily final expense insurance, to corporations, unions and affinity groups. ADS provides trust administration services to independent funeral homes, state master trusts and companies that own funeral homes or cemetery for pre-need funeral and cemetery trust accounts.

Through its wholly owned subsidiary, Kelly Color, Inc. ("Kelly Color"), the Company operated in the film processing business through February 2004. As further discussed in Note 18, the operations of Kelly Color have been included in these consolidated financial statements as discontinued operations.

NOTE  2  -  GOING  CONCERN  UNCERTAINTY

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Sates of America, which contemplate continuation of the Company as a going concern. However, for the year ended December 31, 2005, the Company incurred a net loss of $3,296,318 and, for the year ended December 30, 2004, the Company incurred a net loss of $1,924,219. The Company had a working capital deficiency at December 31, 2005 of $1,913,630.

The Company has begun implementing various marketing plans to increase revenues for both NPI and ADS. The Company also is attempting to sell the real estate, building and improvements at which Kelly Color formerly conducted its operations, as well as seeking to make strategic acquisitions. In addition, the Company will attempt to raise additional capital to assist in the further execution of its marketing plans and to fund any possible future acquisitions. The Company believes that the cash flows from a combination of any future sale of the Kelly Color property, the successful execution of its marketing plans resulting in increased sales and any additional capital that the Company may obtain through sales of its equity and debt securities will be sufficient to pay that portion of its debt that is due within the next twelve months, as well as to fund the Company's operations. The Company's ability to raise capital may be affected by several factors including but not limited to default of its outstanding debt and a lack of liquidity of the Company's common stock.

As discussed further in Note 9 to the financial statements, the Company has entered into an agreement with Dutchess Private Equities Fund. ("Dutchess" and "Dutchess Transaction") that provides for the sale to Dutchess of up to $10,000,000 of the common stock of the Company. The agreement limits the percentage of stock Dutchess will hold at any particular times to 4.99% of the Company's outstanding shares. Consequently, if Dutchess cannot sell the shares of the Company due to the lack of liquidity in the common stock of the Company, the Company's ability to be able to obtain money from Dutchess for acquisitions or to pay down the Company's current debt may be hindered or limited. Additionally, the Company's ability to raise capital outside of the Dutchess transaction may be affected by minimal revenues, the losses that we incur and our stockholders deficiency.

There can be no assurance that the Company will be successful in any of its plans as discussed in this Note 2. To the extent that the Company is unsuccessful in its plans to increase its cash position, the Company may find it necessary to further curtail its operations and possible future acquisitions. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of Walker and its wholly-owned subsidiaries NPI, Kelly Color and ADS collectively referred to as the "Company". All significant inter-company transactions and balances have been eliminated in consolidation.

REVENUE  RECOGNITION

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted As of December 31, 2005, the Company has not established an allowance for doubtful accounts.

CASH  AND  CASH  EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2005, the Company had no cash equivalents.

At times during the year cash balances may exceed the maximum amounts insured by the FDIC. As of December 31, 2005, the Company did not have a credit exposure.

PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

SOFTWARE  DEVELOPMENT  COSTS

The Company capitalizes software development costs from the point in time when technological feasibility has been established until the computer software product is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a product, or the straight-line method, and is applied over periods ranging up to five years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

STOCK  OPTIONS  AND  SIMILAR  EQUITY  INSTRUMENTS

At December 31, 2005, the Company had a Equity Incentive Plan, which is described more fully in Note 14. As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion
("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

The Company did not incur stock-based employee compensation for issuance of options during the years ended December 31, 2005 and 2004, as such the proforma net loss is identical to the net loss as reported in the consolidated statements of operations.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

LOSS  PER  SHARE

SFAS No. 128, "Earnings per Share." requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The Company's outstanding options, warrants and convertible securities, as set forth below, are not reflected in diluted earnings per share because their effects would be anti-dilutive. Accordingly, basic and diluted earnings per share are identical.


                                                       December 31,
                                         --------------------------------------
                                                2005                  2004
                                         ------------------  ------------------
Options                                                  --              52,170
Warrants                                          1,643,656           1,169,906
Convertible debt                                    568,169           2,936,890
                                         ------------------  ------------------
                                                  2,211,825           4,158,966
                                         ==================  ==================

CONCENTRATION  OF  CREDIT  RISK

The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

ADVERTISING  COSTS

Advertising costs are expensed as incurred. Advertising costs were $2,175 and $3,549 for the years ended December 31, 2005 and 2004, respectively.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

INCOME  TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At December 31, 2005, the Company has net operating loss carryforwards of approximately $8,800,000 which expire through 2025. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited. Based on this and the fact that the Company has generated operating losses through December 31, 2005, the deferred tax asset of approximately $3,400,000 has been offset by a valuation allowance of a like amount, which increased by $1,200,000 in 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase of the valuation allowance for each of the years ended December 31, 2005 and 2004.

NEW  ACCOUNTING  PRONOUNCEMENTS

- In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R is intended to provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of shared-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FSAS No. 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, the original SFAS 123 permitted entities the option of continuing to apply the guidance in APB Opinion 25 as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair value-based method been used. Public entities that are small business issuers will be required to apply SFAS 123R as of the first annual reporting period that begins after December 15, 2005. Management believes the adoption of this pronouncement will have a material impact on the Company's financial statements, whereby the Company upon adoption expects to record a charge for the granting of future employee stock options.

- In June 2005, the FASB published SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS 154 completely replaces APB No. 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will apply these requirements to any accounting changes after the implementation date. The application of this pronouncement is not expected to have an impact on the Company's consolidated financial position, results of operations, or cash flows.

- The Emerging Issues Task Force ("EITF") reached a tentative conclusion on EITF No. 05-1, "Accounting for the Conversion of an Instrument That Becomes Convertible upon the Issuer's Exercise of a Call Option" ("EITF No. 05-1") that no gain or loss should be recognized upon the conversion of an instrument that becomes convertible as a result of an issuer's exercise of a call option pursuant to the original terms of the instrument. The consensus for EITF No. 05-1 has not been finalized. The Company is evaluating the financial impact of this pronouncement.

- In June 2005, the FASB ratified EITF Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered "conventional" for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company is evaluating the financial impact of this pronouncement.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

- EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. In connection with the Dutchess Transaction [See Note 9], the adoption of this pronouncement will have an impact on the Company's consolidated financial statements as the Company will be required to calculate the fair value of the financial instruments, and account for the instruments as liabilities marked to market through earnings at the end of each reporting period.

- In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-6). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

- In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues" ("EITF No. 05-7"), which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). EITF No. 05-7 is effective for the first interim or annual reporting period beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

- On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 ("Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature"): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB's SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 , "Application of Issue No. 98-5 to Certain Convertible Debt Instruments" (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

RECLASSIFICATIONS

Certain accounts in the prior year's financial statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported income.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following  as of December 31, 2005:


                                                                     Estimated
                                                   2005             Useful Life
                                            ------------------    --------------
Equipment                                   $           66,651     3-5 years
Developed software                                     432,938       5 years
                                            ------------------
                                                       499,589
Less: accumulated depreciation                        (332,730)
                                            ------------------
Property and equipment, net                 $          166,859
                                            ==================

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $91,614 and $106,093, respectively.

Accumulated amortization for developed software as of December 31, 2005 was $281,409. Amortization expense for developed software for each of the years ended December 31, 2005 and 2004 was $86,587.

Expected  amortization  is  as  follows:


Year                     Amount
-----                  ---------
2006                   $  86,587
2007                      64,942
                       ---------
Total                  $ 151,529
                       =========

NOTE  5  -  LINE  OF  CREDIT,  BANK

In July 2002, the Company entered into a credit facility with a bank consisting of a $150,000 secured line of credit (the "Line of Credit"), with interest payable monthly at the bank's prime rate plus 1.25%, originally expiring on July 3, 2004. The Line of Credit was modified in June 2004. The Line of Credit was again modified in June 2005 and, as modified, requires monthly payments of $1,510 and a final payment of the outstanding balance and all accrued interest due on July 3, 2006. There was approximately $147,700 outstanding under the Line of Credit as of December 31, 2005. The Line of Credit is collateralized by a building located in North Carolina, which as of December 31, 2005, has been fully depreciated.

NOTE  6  -  NOTES  PAYABLE

On March 15, 2000, the Company issued a 6% promissory note for $150,000. Due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note. During the year ended December 31, 2005, the Company did not make any payments under this note. As of December 31, 2005, the principal balance due under this note was $105,000.

On July 11, 2005, the Company sold and issued a note payable in the aggregate principal amount of $100,000. The maturity date of the note was November 30, 2005 and has a stated interest rate of 10% per annum. Due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED
NOTE  7  -  BRIDGE  NOTES

On  May  22,  2004, the Company sold and issued, for gross proceeds of $125,000,
(a) a 6% promissory note in the principal amount of $125,000, due on August 22, 2004 and (b) warrants to purchase 70,000 shares of the Company's common stock at an exercise price of $0.71 per share. The fair value of the warrants were valued at $35,000 using the Black-Scholes option pricing model and recorded as a deferred debt discount which has been fully accreted to interest expense.

On  August 4, 2004, the Company sold and issued, for gross proceeds of $125,000,
(a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of the Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which has been fully accreted to interest expense.

On September 20, 2005 the Company entered into an agreement which modified certain terms of the 6% promissory notes outstanding. Pursuant to this agreement, the maturity dates of the Promissory Notes dated May 22, 2004 and August 4, 2004 were extended to a maturity date of May 15, 2006. Additionally the exercise price of 175,000 warrants that were previously issued was reduced from $ .45 to $ .30. Using the Black-Scholes option pricing model an additional charge was not required for the modification of the 175,000 previously issued warrants because the change in the fair value of the modification was deemed immaterial. The bridge notes have a stated repayment plan as follows:


--------------------------------------------
  Maturity  Date                      Payment
--------------------------------------------
January  15,  2006                 $  30,000
February  15,  2006                   40,000
March  15,  2006                      50,000
April  15,  2006                      60,000
May  15,  2006                        70,000
                                    --------
                                    $250,000
                                    ========


On September 20, 2005, the Company sold a note payable for proceeds of $125,000; the bridge notes have a stated interest rate of 10% per annum. In addition, the Company granted to the note holder 175,000 warrants to purchase common stock at an exercise price of $0.30 per share The estimated fair value of the warrants is $36,100 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the debt, which is nine months. The bridge notes have a stated repayment plan as follows:



--------------------------------------------
  Maturity  Date                      Payment
--------------------------------------------
January  15,  2006                   $15,000
February  15,  2006                   20,000
March  15,  2006                      25,000
April  15,  2006                      30,000
May  15,  2006                        35,000
                                    --------
                                    $125,000
                                    ========


On September 20, 2005, the Company also granted to the note holder 17,500 warrants to purchase common stock at an exercise price of $0.30 per share as consideration for the receipt of the above mentioned $125,000 bridge note dated September 20, 2005, and the extension of the due date of the above mentioned $250,000 of bridge notes dated May 22, 2004 and August 4, 2004. The estimated fair value of the warrants using the Black-Scholes option pricing model had a value of $3,600 which will be accreted to interest expense over nine months.

Subsequent to the year ended December 31, 2005, the Company is not in compliance with the repayment terms of the Bridge Notes

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

NOTE  8  -  CONVERTIBLE  BRIDGE  NOTES

In December 2004 and February 2005, the Company issued 10% convertible promissory notes in the aggregate principal amount of $375,000 (the "Notes") and granted 93,750 warrants to purchase common stock at an exercise price of $0.71 per share. The estimated fair value of the warrants is $25,800 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which has been fully accreted to interest expense. The convertible promissory notes mature in January 2006 due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note.

In connection with the sale of and issuance of the $375,000 of notes due January 2006, the Company incurred fees of $48,750 and granted 187,500 warrants to the private placement agent for services provided. The estimated fair value of the warrants is $57,600 using the Black-Scholes option pricing model. The cost of $106,350 has been capitalized as a deferred financing fees and has been fully amortized to interest expense. The notes are convertible into common stock of the Company at $0.71 per share.

NOTE  9-  DUTCHESS  TRANSACTION

On December 23, 2005, the Company entered into two definitive agreements with Dutchess Private Equities Fund, L.P. ["Dutchess"]. The agreements were subsequently amended on February 20, 2006. Both agreements require the Company to file a registration statement to register the shares of common stock underlying such agreements.

CONVERTIBLE  DEBENTURES:
On December 23, 2005, the Company entered into an agreement providing for the sale of $220,000 in principal amount of five-year convertible debentures. The convertible debentures bear interest at 12% per annum and mature in December 2010.

The convertible debentures are convertible into shares of the Company's common stock, at any time at the lesser of the lowest closing bid price of the common stock between December 12, 2005 and the date of filing of the registration statement, or $0.15. The Company filed the required registration statement on January 11, 2006 and therefore the conversion price of the convertible debentures is $0.13.

The first $95,000 was funded immediately with an additional $125,000 to be funded subsequently upon filing of the registration statement; the Company filed the registration statement on January 11, 2006. The $95,000 has been included in the consolidated balance sheet as an advance from 12% convertible debentures. The Company's obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of the Company's assets, and common stock owned by the president of the Company.

Under accounting guidance provided by EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" and EITF 05-4, view A "The effect of a Liquidated Damages Clause on a Freestanding Financial Instrument". Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the embedded conversion features of the convertible debentures are accounted for as liabilities.

As of the closing date of January 11, 2006, the Company recorded the gross proceeds of $220,000 net of debt discount of $219,200. The debt discount was calculated using the Black Scholes option valuation model of approximately $175,600 for the embedded conversion option and approximately $43,600 for the 423,077 warrants granted.

INVESTMENT  AGREEMENT:
December 23, 2005, the Company entered into an investment agreement providing for the sale and issuance from time to time of up to $10,000,000 in shares of Common Stock for a period of up to 36 months from the date the registration statement is declared effective. The maximum number of shares that the Company may put to Dutchess at any one time shall be equal to, at the Company's election, either:

(a) 200% of the average daily volume in the U.S. market of the Common Stock for the ten trading days prior to the date the Company notifies its intent to sell shares, multiplied by the average of the three daily closing bid prices immediately preceding the date a put notice is delivered, or

(b) a number of shares having a value of $200,000. The Company may not submit a new put notice until after the completion of a previous sale under the investment agreement. The purchase price for the common stock to be sold shall be equal to 93% of the lowest closing best bid price of the common stock during the five-day period following the date the Company delivers a put notice.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

Under the Investment Agreement, the Company is obligated to file a registration statement by January 13, 2006 for the registration of the shares of common stock issuable upon conversion of the convertible debentures, exercise of the warrants and upon a sale under the Investment Agreement. The Company is further obligated to use its best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date of the registration statement. The Company filed the registration agreement on January 11, 2006.

- If the Company does not file the Registration Statement with the SEC by January 13, 2006, it is obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed.

- In addition, if the registration statement is not filed by the filing date, the conversion price of the Convertible Debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing.

- If the registration statement is not declared effective within 90 days of the filing date, the Company is obligated to pay liquidated damages in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective by the SEC.

Subsequent to the year ended December 31, 2005, the Company amended the Dutchess Transaction as follows:

AMENDED  CONVERTIBLE  DEBENTURE:
On February 20, 2006, the Company modified the December 23, 2005 Debenture Agreement that provided for the sale of $220,000 of five-year convertible debentures to Dutchess.

The  amendment  changes  the  following  terms:

Convertible at any time at the lesser of (i) the lowest closing bid price of the Common Stock between December 12, 2005 and the date of filing of the Registration Statement, or (ii) $0.10. Additionally, the amendment removes the ability of Dutchess to switch the conversion price of the Debenture from a fixed price to one that is based on the market price of the Company's stock in the event of default and removes the right to use proceeds from the Investment Agreement to redeem the Convertible Debenture.

Under accounting guidance enumerated in EITF Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments." EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. Further, EITF 96-19 indicates that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modification.

Upon the effective debt modification date of February 20, 2006, the Company recorded a debt extinguishment gain of approximately $4,000 which will be recorded for the 1st quarter ended March 31, 2006 and a charge for approximately $36,000, which represents the change in the fair value of the warrants and embedded conversion option.

AMENDED  INVESTMENT  AGREEMENT  :
Also on February 20, 2006, the Company amended its Investment Agreement with Dutchess providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of common stock for a period of up to 36 months from the date the registration statement is declared effective.

The amendment removes Dutchess's obligation under the investment agreement to take the shares under the agreement on the condition that the shares be free trading under the cover provisions of the Investment Agreement.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

The Company is obligated to file a registration statement within 10 days after filing the Company's annual report under Form 10-KSB for the year ended December 31, 2005, but in no event later than March 31, 2006 for the registration of the shares of common stock issuable upon conversion of the convertible debentures, exercise of the warrants and upon a sale under the investment agreement.

- The Company is further obligated to use its best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date of the registration statement. If the Company does not file the registration statement with the SEC by the Filing Date, it is obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every month which such registration statement has not been filed.

- In addition, if the Registration Statement is not filed by the filing date, the conversion price of the convertible debenture will decrease by 10% of and continue to decrease by 10% for each 21 day calendar period the registration statement goes without filing.

- If the Registration Statement is not declared effective within 90 days of the filing date, the Company is obligated to pay liquidated damages in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective by the SEC.

CONVERTIBLE  DEBENTURE:
On February 20, 2006, the Company entered into a second agreement providing for the sale of and issuance of $221,000 in principal amount of its five-year convertible debenture to Dutchess. The convertible debentures bear interest at 10% per annum. The debenture is convertible into shares of the Company's Common Stock, at any time at the lesser of

(i) the lowest closing bid price of the common stock between February 20, 2006 and the date of filing of a registration statement covering the resale of the shares underlying this convertible debenture, or

(ii)  $0.10

The Company's obligation to repay the amounts outstanding under the Convertible Debentures is secured by substantially all of the Company's assets, and common stock owned by the president of the Company.

In connection with the Convertible Debentures, the Company also granted warrants to purchase 412,500 shares of common stock. The warrants may be exercised for a period of five years at an exercise price of $0.10.

Under accounting guidance provided by EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" and EITF 05-4, view A "The effect of a Liquidated Damages Clause on a Freestanding Financial Instrument". Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the embedded conversion features of the convertible debentures are accounted for as liabilities.

As of the closing date of February 20, 2006, the Company recorded the gross proceeds of $221,000 net of debt discount of $221,000. The debt discount was calculated using the Black Scholes option valuation model of approximately $190,800 for the embedded conversion option, approximately $35,600 for the 412,500 warrants granted for and a charge to the statement of operations for $5,400 for the fair value of the remaining fair value not attributable to the debt discount.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

NOTE  10  -  ISSUANCE  OF  WARRANTS

The  following  is  a  summary  of  warrants  outstanding  at December 31, 2005:

                                                    Weighted       Weighted
                                                     Average        Average
                                                    Exercise       Remaining
                                     Warrants         Price           Life
                                    ---------       ----------      -------
Balance, January 1, 2004              994,906        $    0.45        1.37

Issued                                175,000        $    0.49        1.59
                                    ---------        ---------      -------
Balance, December 31, 2004          1,169,906        $    0.46        0.64

Issued                                473,750        $    0.48        3.78
                                    ---------        ---------      -------
Balance, December 31, 2005          1,643,656        $    0.47        0.82
                                    =========        =========      =======

As of December 31, 2005 and 2004, 1,643,656 and 1,169,906 were exercisable, respectively.

NOTE  11  -  RELATED  PARTY  TRANSACTIONS

ADVANCES  FROM  OFFICERS  AND  STOCKHOLDERS

During the year ended December 31, 2005, certain officers and stockholders advanced the Company $98,220 for working capital purposes. The advances are non-interest bearing and have no definitive repayment terms. During the year ended December 31, 2005, the Company repaid $27,000 of the advances. As of December 31, 2005, the total amount due to the officers-stockholders was $128,371.

NOTE  12  -  10%  SENIOR  SUBORDINATED  SECURED  CONVERTIBLE  PROMISSORY  NOTES

In December 2003, the Company sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter.

The subscription agreements pursuant to which the Company sold the 10% Notes required, among other matters, that the Company register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. The Company was obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that the Company failed to cause such registration. The Company failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares.

On January 5, 2005, the Company issued a total of 2,936,890 shares of Company common stock to the holders of 10% Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 for settlement of such 10% Notes. As a result of the debt settlement the Company wrote off $125,695 of unamortized deferred financing costs. The charge was included as interest expense in the statement of operations. The Company has a remaining principal balance of $50,000 due to the holders. Upon the effectiveness of the debt settlement, the Company recorded a conversion charge of $933,793, which is the estimated fair value of the additional shares of Company common stock issued in excess of the amount of shares that were issuable at the original conversion prices for the debt.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

NOTE  13  -  CONSULTING  AGREEMENTS

In October 2004, the Company entered into two separate consulting agreements with Phoenix Holdings Ltd ("Phoenix") and Vantage Group LLC ("Vantage"), pursuant to which the Company agreed to issue to the consultants an aggregate of
1.5 million shares of Company common stock in consideration for the consultants' agreements to provide specified services. The terms of these agreements are each for approximately one year. In November 30, 2004, the Company issued 500,000 and 300,000 shares of Company common stock to Phoenix and Vantage, respectively. As such, the Company recorded deferred compensation of $336,000, which deferred compensation will be amortized over the life of the agreements. For the years ended December 31, 2005 and 2004, the Company has taken charge of $280,000 and $56,000, respectively, which has been included in the accompanying consolidated statements of operations as part of consulting fees. As of December 31, 2005, the Company has fully amortized the deferred compensation. The Company issued the 300,000 shares under its equity compensation plan [Note 17].

On  January  5,  2005,  the  Company  issued to Fusion Capital 794,702 shares of
Company common stock as a commitment fee. The 794,702 shares were valued at $476,821, or $0.60 per share. During the fourth quarter and as a result of the Dutchess Investment Agreement (See Note 9), the Company no longer intends to draw down on the equity line with Fusion Capital and as such the Company has expensed the $476,821 commitment fee which is included as costs related to abandoned offering in the consolidated statements of operations for the year ended December 31, 2005.

On January 15, 2005, Company issued 150,000 shares of Company's common stock to a consultant as a settlement of terminating its agreement with the consultant. The shares were valued at $105,000, or $0.70 per share. The Company issued the 150,000 shares under its equity compensation plan [Note 17].

On November 30, 2005, the Company entered into a consulting agreement for business development services. As consideration the Company will pay to the Consultant up to $330,000 which is payable in common stock at $.30 per share of which 150,000 shares have been issued to date. The term of the agreement is nine months. The Company has incurred a stock-based compensation charge of $45,000 which is the fair value of the stock. The Company issued the 150,000 shares under its equity compensation plan [Note 17]. Subsequent to December 31, 2005, both parties have verbally agreed to defer the start date of the consulting agreement.

NOTE  14  -  ECONOMIC  DEPENDENCY

MAJOR  CUSTOMER

The following table sets forth the percentages of revenue derived by the Company from those customers which accounted for at least 10% of revenues during the applicable periods

                    DECEMBER  31,
               2005      %       2004       %
             --------   ---    --------   ---
Customer  A  $ 220,408   67%  $ 103,857   44%
Customer  B  $  48,622   15%  $  60,791   25%
Customer  C  $  37,009   11%  $  44,371   19%

As of December 31, 2005, the Company's total accounts receivable, was due from two customers represented by the following table which sets forth balances owed from customers which accounted for at least 10% of accounts receivable.

              AMOUNT     %
              -------  ---
Customer  A  $ 19,750  73%
Customer  B  $  5,200  19%

NOTE  15  -  COMMITMENT  AND  CONTINGENCIES

LITIGATION

The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED
COMMITMENTS

The Company has an employment agreement with Mitchell Segal to serve as the Company's president and chief executive officer through December 31, 2010. Under Mr. Segal's employment agreement, the Company will pay Mr. Segal an annual base salary of $200,000 for 2005, with annual increases of not less than $10,000, plus a bonus equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of the Company's net income, provided the Company's net income is at least $500,000.
The bonus is payable through 2008, even if Mr. Segal's employment with the Company is terminated by the Company except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by the Company's board of directors. The Company has not awarded Mr. Segal a bonus for each of the years ended December 31, 2005 and 2004. As of December 31, 2005, the Company was in arrears in payment of Mr. Segal's salary in the amount of $109,000 which is included on the consolidated balance sheet as part of accounts payable and accrued expenses.

The Company has an employment agreement with Peter Walker through March 18, 2012. Under Mr. Walker's employment agreement, the Company will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000.

Mr.  Walker's  employment  agreement  provides  for  him  to be paid his salary:

-  for  a  two  year  period  following  his termination due to a disability and

- for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be

-  in  the  seventh  year,  150%  of  his  salary  at  the  time of termination,

-  in  the  eighth  year,  200%  of  his  salary  at  the  time  of termination,

-  in  the  ninth  year,  250%  of  his  salary  at the time of termination, and

-  in  the  tenth  year,  300%  of  his  salary  at  the  time  of  termination.

As of December 31, 2005, the Company was in arrears under Mr. Walker's employment agreement in the amount of approximately $129,000 which is included on the consolidated balance sheet as part of accounts payable and accrued expenses

OPERATING  LEASE  ARRANGEMENTS

In January 2005, ADS entered into a non-cancelable operating lease for its facilities located in Houston, Texas expiring in June 2006.

In November 2005, NPI entered into a non-cancelable operating lease for its facilities located in Garden City, New York. The term of the lease is 36 months.

Future minimum rental payments under the above non-cancelable operating leases as of December 31, 2005 are as follows:


    Year  Ending
   December  31,             Amount
------------------      --------------
       2006             $       51,600
       2007             $       53,400
       2008             $       50,400
                        --------------
                        $      155,400
                        ==============




Rent expense for the years ended December 31, 2005 and 2004 was approximately $67,000 and $133,000, respectively.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

NOTE  16  -  CAPITAL  STOCK/STOCKHOLDERS'  DEFICIENCY

In April 2004, the Company entered into a consulting agreement pursuant to which the Company agreed to issue to the consultant 150,000 shares of Company common stock and an option to purchase an additional 50,000 shares of Company common stock, exercisable at $0.20 per share, in consideration for the consultant's agreement to provide specified services. The Company issued the common stock to the consultant in connection with the execution of the consulting agreement. Subsequently, the Company terminated the consultant and refused to deliver the option due to the Company's belief that the consultant was unable to perform the agreed-upon services. The consultant retained such 150,000 shares, which were issued pursuant to the Company's 2002 Equity Incentive Plan. Accordingly, the Company recorded an expense of $75,000 which represents the fair value of the common stock issued. The Company issued the 150,000 shares under its equity compensation plan [Note 17].

During the year ended December 30, 2004, the Company sold and issued an aggregate of 1,000,000 shares of the Company's common stock for gross proceeds of $200,000.

On July 26, 2004, the Company entered into a term sheet that contemplated the sale to a limited liability company of up to $10 million of shares of Company common stock. The sale of such shares is subject to the prior registration of such shares for resale by the limited liability company/purchaser and the Company complying with certain other conditions. The term sheet required the Company to pay the limited liability company $10,000 in cash and issue the limited liability company 60,000 shares of Company common stock to reimburse the limited liability company for its expenses connected to the transaction. The 60,000 shares have been valued at $31,200 and are included in the accompanying statement of operations as part of operating expenses. Prior to the year end, the sales transaction with the limited liability company was terminated.

On May 18, 2005, the Company issued 294,118 shares of common stock to an institutional investor at $0.34 per share for consideration of $100,000.

On December 20, 2005, in connection with the Dutchess Transaction, the Company was required to remit payment of $15,000 for due diligence fees. The Company opted to issue 85,000 shares of its common stock valued at approximately $30,000 as a deposit. The deposit is included as a contra equity account under financing fee deposit in the consolidated balance sheet as of December 31, 2005. Subsequent to the year end the shares have been returned to the Company and the $15,000 fee was settled with the proceeds received from the convertible debentures.

NOTE  17  -  EQUITY  INCENTIVE  PLAN

On September 18, 2002, the stockholders of the Company approved the 2002 Equity Incentive Plan. The plan upon adoption reserved 70,000 shares of common stock for issuance under the Plan. The types of Awards that may be granted under the Plan include one or more of the following types, either alone or in any combination thereof:

o  Options;
o  Stock  Appreciation  Rights;
o  Restricted  Stock;
o  Performance  Grants;
o  Stock  Bonuses;  and

o any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

The Company's Equity Incentive Plan authorizes additional shares on the 1st of each year by 10% of the amount of shares issued by the company not pursuant to the plan.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    CONTINUED

The following is a summary of the activity under the plan in the year ended December 31, 2005 and 2004 are as follows:


                                                      Shares
                                                    Under Plan
                                                     ---------
Plan share balance at January 1, 2004                  70,000
Plan share increase                                   750,151
Shares issued under the plan during the year         (450,000)
                                                     ---------
Plan share balance at December 31, 2004               370,151
Plan share increase                                   156,000
Shares issued under the plan during the year         (300,000)
                                                     ---------
Plan share balance at December 31, 2005               226,151
                                                     =========
NOTE  18  -  DISCONTINUED  OPERATIONS

As discussed in Note 2 to these financial statements, on February 4, 2004, the Company sold certain assets of Kelly Color and discontinued operating in the film processing segment and sold certain of the assets of Kelly Color ("Kelly Assets") for an aggregate purchase price of $12,500 in cash. With the sale of the Kelly Assets, the Company will discontinue to operate in the non-digital photographic development segment. Accordingly, the Company reported Kelly Color as discontinued operations effective January 1, 2004. Any remaining assets and liabilities of Kelly Color are shown as assets and liabilities of discontinued operations until such assets are and liabilities are either sold or otherwise disposed of. The Company currently operates in one segment, the administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-arrangement funeral and cemetery accounts.

For all periods presented in these consolidated financial statements, the operations of Kelly Color are reported as discontinued operations. At December 31, 2005, the discontinued liabilities of Kelly Color are Accounts payable and accrued expenses of $ 15,440 and the discontinued assets consisted of a fully depreciated building that has been collateralized by the terms of the credit line [See Note 5].

The results of discontinued operations for the years ended December 31, 2005 and 2004 were:


                                            Years Ended
                                            December 31,
                                       --------------------
                                          2005         2004
                                       ---------    ---------
Revenues                               $      --     $ 47,286
Cost of revenues                              --      (61,410)
                                       ---------    ---------
Operating expenses                            --       47,871
                                       ---------    ---------
 Net loss                              $      --     $(61,995)
                                       =========    =========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE  OF  EXPENSE  AMOUNT


SEC  Registration  fee                $   800
Accounting  fees  and  expenses        20,000*
Legal  fees  and  expenses             25,000*
Miscellaneous                           4,200
                                    ---------
                        TOTAL         $50,000*
                                    =========
*  Estimated.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

In June 2002, we issued 2,860 shares of our common stock to one individual for consideration of $25,000.

In July 2002, we issued 11,000 shares of our common stock to our outside legal counsel as settlement of $10,000 in professional fees.

In October 2002, we issued, to a single individual, 31,463 shares of our common stock for the consideration of $188,778.

We issued 128,550 warrants to the holder of indebtedness of ours in the principal amount of $150,000 and repriced an additional 71,450 warrants previously issued to the holder, all in connection with the holder's agreement not to demand repayment of such indebtedness prior to November 1, 2003. These newly issued warrants and the repriced warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to March 15, 2006 at a purchase price of $0.15 per share. The issuance and repricing of these warrants was effective October 2, 2003.

On October 2, 2003, we ratified the issuance, as of November 25, 2002, of 31,463 warrants to a consultant for services rendered. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to November 25, 2005 at a purchase price of $0.30 per share.

We issued 400,000 warrants in connection with the retention of an investor relations consultant. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to October 1, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective October 2, 2003.

We issued 15,000 warrants in connection with the retention of a registered broker-dealer to act as Placement Agent for a private placement of our securities. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to June 13, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective June 14, 2003.

We issued a total of 60,000 warrants in connection with the sale of a Bridge Note. The Placement Agent received 35,000 warrants as the finder's fee in connection with the sale of the Bridge Note. Each of these warrants entitles its holder to purchase one share of Common Stock at any time prior to July 25, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective July 26, 2003.

On October 2, 2003, we granted, under our 2002 Equity Incentive Plan, an employee an option to purchase 25,000 shares of Common Stock at any time prior to October 2, 2008 at a purchase price of $0.30 per share.

We sold and issued to a total of eighteen accredited investors, in a private placement completed in December 2003, 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $845,000. These notes were sold at their face value. Each of these 10% notes, which has a maturity date of December 5, 2006, is convertible, at the option of its holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

We issued to Strasbourger, a registered broker-dealer, a total of 264,063 warrants to purchase our common stock in connection with the sale and issuance of the 10% Notes. Strasbourger acted as placement agent for the issuance and sale of our 10% Notes in a private placement completed in December 2003. Strasbourger also received a commission of $86,500 and a non-accountable expense allowance of $18,400 as compensation for its services as the placement agent for the private placement of the 10% Notes. Each of these warrants entitles its holder to purchase one share of our common stock at a purchase price of $0.28 per share at any time on or prior to December 4, 2006.

In May 2004, we issued, to a single individual, three-year warrants to purchase 70,000 shares of our common stock, exercisable at $0.71 per share, in connection with such individual's loan to us in the principal amount of $125,000. The exercise price was changed to $0.45 in August 2005.

In August 2004, we issued, to a single individual, three-year warrants to purchase 105,000 shares of our common stock, exercisable at $0.45 per share, in connection with such individual's loan to us in the principal amount of $125,000.

In September and October 2004, we sold and issued, in a transaction complying with the requirements of Regulation D, an aggregate of 1 million shares of our common stock to a total of three accredited investors at an aggregate purchase price of $200,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On October 5, 2004, we entered into a one-year consulting agreement with Phoenix Holdings LLC. This agreement calls for Phoenix to provide us with services in connection with developing acquisition and business opportunities within the insurance industry. Pursuant to this agreement, we issued to Phoenix 500,000 shares of our common stock and are to pay Phoenix an additional fee of $2,500 per month for the term of the agreement. The issuance of these shares was exempt from registration pursuant to Section 4(2) under the Securities Act.

On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. Under this agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued shares of our common stock over a period of up to 24 months. Pursuant to the agreement, in January 2005, we issued to Fusion Capital, as a commitment fee, 794,702 shares of our common stock. We had previously issued to Fusion Capital, in August 2004, 60,000 shares of our common stock upon signing a letter of intent in August 2004.

On January 5, 2005, we issued a total of 2,936,890 shares of our common stock to the holders of our outstanding 10% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 in exchange for such holders waiving substantially all of their rights under their respective 10% Promissory Notes, including their right to payment of principal and interest due under their 10% Promissory Notes. The accrued interest due under such 10% notes totaled approximately $65,985. The 10% Promissory Notes were exchanged for shares of our common stock at the rates of one share for each (a) $.30 of principal so exchanged, and (b) $ .23 of accrued interest so exchanged. In connection with the issuance of these 2,936,890 shares, we agreed to (x) use our best efforts to expeditiously register for resale the shares that such holders received and (y) issue additional shares to such holders in the event that we issue shares to certain third parties for consideration less than $.30 at any time prior to December 4, 2006. We believe that the issuance of said 2,936,891 shares was exempt from the registration requirements of the Securities Act pursuant to the provisions of Sections 3(a)(9) and 4(2) of the Securities Act.

On  January  5,  2005,  we  issued  794,702 shares of our common stock to Fusion
Capital as a commitment fee for entering into our common stock purchase agreement with Fusion Capital. We have valued these shares at $476,821, or $0.60 per share, and has been recorded as deferred compensation. The deferred charges will be amortized over the life of the agreement. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On January 15, 2005, we issued 150,000 shares of our common stock to a consultant as a settlement in connection with the terminating of our agreement with the consultant. We have valued these shares at $105,000, or $0.70 per share. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of
Section  4(2)  of  the  Securities  Act.

In December 2004 and February 2005, we sold and issued an aggregate of $375,000 of 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock to a total of twelve accredited investors in a transaction complying with the requirements of Regulation D. Each of these notes are due on January 17, 2006 and bear interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share. We believe that the issuance of such common stock and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

In December 2004 and February 2005, we committed to issuing to J.P Turner & Co. a total of 187,500 warrants to purchase shares of our common stock at an exercise price of $0.15 per share as a finder's fee in connection with the offer and sale of our 10% convertible promissory notes in the aggregate principal amount of $375,000. The warrants will expire on February 10, 2008. We have estimated the fair value of the warrants at $57,600 using the Black-Scholes option pricing model. The cost has been capitalized as deferred financing fees and will be amortized over the life of the debt, which is twelve months. We believe that the issuance of such warrants will be exempt from the registration requirements of the Securities Act.

In May 2005, we issued 294,118 shares of our common stock to an institutional investor at $0.34 per share for consideration of $100,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

In September 20, 2005, we issued to a creditor warrants to acquire an aggregate of the 192,500 shares of the Company's common stock at $.30 per share as part of a modification agreement relating to a pre-exiting debt obligation of the Company and the issuance of additional debt instrument. The issuance of these warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On November 30, 2005 we entered into a consulting agreement with Terrence Byrne to proide business development services to the Company and to look for potential acquisitions for the Company to make. The agreement is for a term of nine (9) months and calls for the Company to pay the Consultant $ 340,000 which is payable in common stock of the company. The Company has issued 150,000 shares of its common stock to Consultant under this agreement. The issuance of these shares was exempt from registration pursuant to Section 4(2) under the Securities Act.

In December 2005, we issued convertible debentures in the principal amount of $220,000 and warrants to purchase 366,667 shares of common stock in a financing transaction, which was amended on February 20, 2006 increasing the warrant to allow the purchase of 550,000 shares of our common stock at $.10 per share. The issuance of these debentures and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

In February 2006, we issued convertible debentures in the principal amount of $221,000 and warrants to purchase 412,500 shares of common stock at $.10 per share in a financing transaction. The issuance of these debentures and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

ITEM  27.  EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Walker Financial Corporation, a Delaware corporation


Exhibit  No.      Description

3.1               Amended   and   Restated   Certificate   of   Incorporation
                  (incorporated by reference to exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31,
                  2002).

3.2               By-Laws  of  Walker  Color,   Inc.  (incorporated   herein  by
                  reference to exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No.: 2-3000002).

4.1 Form of warrant certificate evidencing warrants to purchase an aggregate of 60,000 shares of our common stock issued on July 25, 2003 (incorporated by reference to Annual Report on Form 10- KSB, dated April 14, 2004).

4.2               Form of 10% Senior Subordinated Secured Convertible Promissory
                  Note issued on December 5, 2003 (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.3 Security Agreement, dated as of December 5, 2003, among the Company, the original holders of our 10% Senior Subordinated Secured Convertible Promissory Notes issued on December 5, 2003 and Strasbourger Pearson Tulcin Wolff, Incorporated, as agent for such (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.4 Form of warrant certificate evidencing warrants to purchase 264,063 shares of our common stock issued to Strasbourger
                  Pearson Tulcin Wolff, Incorporated, in its capacity as placement agent for the private placement of our 10% Senior Subordinated Secured Convertible Promissory Notes issued on December 5, 2003 (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.5 Common Stock Purchase Agreement, dated as of November 24, 2004, between Walker Financial Corporation and Fusion Capital Fund II, LLC (incorporated by reference to Current Report on Form 8-K, dated November 30, 2004).

4.6 Registration Rights Agreement, dated as of November 24, 2004, between Walker Financial Corporation and Fusion Capital Fund II, LLC (incorporated by reference to Current Report on Form 8-K, dated November 30, 2004).

4.7 Promissory Note, dated May 22, 2004, of Walker Financial Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to Quarterly Report on Form 10-QSB, dated August 23, 2004).

4.8 Warrant certificate, dated May 22, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated August 23, 2004).

4.9 Promissory Note, dated August 5, 2004, of Walker Financial Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

4.10 Warrant Certificate, dated August 5, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

4.11 Form of 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

4.12 Form of warrant certificate evidencing warrants issued to purchasers of the 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

4.13 Warrant certificate evidencing 187,500 warrants registered in the name of J.P Turner & Co. issued in connection with the sale of the 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

4.14 Warrant certificate for the purchase of 175,000 shares of common stock dated September 20, 2005 (incorporated by reference to Amendment No. 5 to Registration Statement on Form SB-2 filed December 6, 2005)

4.15 Warrant certificate for the purchase of 17,500 shares of common stock dated September 20, 2005 (incorporated by reference to Amendment No. 5 to Registration Statement on Form SB-2 filed December 6, 2005)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed previously ).

10.1 Employment Agreement, dated as of March 19, 2002, among Walker International, Inc., Kelly Color, Inc. and Peter Walker (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.2 Employment Agreement, dated as of March 19, 2002, between Walker International Industries, Inc., National Preplanning, Inc. and Mitchell Segal (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.3 Consulting Agreement, dated as of October 5, 2004, between Phoenix Holdings, LLC and Walker Financial Corporation (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

10.4 Consulting Services Agreement, effective April 10, 2002 (sic), between Walker International Industries Inc. (sic) and Shannon Harrison (incorporated by reference to Quarterly Report on Form 10-QSB, dated August 23, 2004).

10.5 Investment Banking Consulting Agreement, dated as of October 5, 2004, between The Vantage Group, Ltd. and Walker Financial Corporation (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

10.6              Purchase   Agreement,  dated  April  7,  2005,  among  Walker
                  Financial Corporation, Disability Access Consultants, Inc. and Barbara Thorpe (incorporated by reference to the annual Report on Form 10-KSB, dated April 15, 2005).

10.7 Marketing and Development Agreement dated April 25, 2005, and by and between American DataSource and Parkway Advisors Group, Inc. (incorporated by reference to Registration Statement on Form SB-2 filed December 6, 2005)

10.8 Preplan Accounting Agreement dated as of August 1, 1999 between American DataSource, Inc. and Carriage Services, Inc. (previously filed)

10.9 Modification Agreement dated September 20, 2005 by and between Walker Financial Corporation and Cindy Dolgin (incorporated by reference to Amendment No. 5 to Registration Statement on Form SB-2 filed December 6, 2005)

10.10 Promissory Note dated September 20, 2005 for the benefit of Cindy Dolgin (incorporated by reference to Amendment No. 5 to Registration Statement on Form SB-2 filed December 6, 2005)

10.11 Consulting Services Agreement dated as of November 30, 2005 by and between Walker Financial Corporation and Terence Byrne (incorporated by reference to Amendment No. 5 to Registration Statement on Form SB-2 filed December 6, 2005)

10.12 Debenture Agreement dated as of December 23, 2005 by and Between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.13 Warrant Agreement dated as of December 23, 2005 by and between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.14 Investment Agreement dated as of December 23, 2005 by and between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.15 Registration Rights Agreement dated as of December 23, 2005 by and between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.16 Debenture Registration Rights Agreement dated as of December 23, 2005 by and between the Company and Dutchess Private Equities Fund II, LP

10.17 Security Agreement dated as of December 23, 2005 by and between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.18 Subscription Agreement dated as of December 23, 2005 by and Between the Company and Dutchess Private Equities Fund II, LP (incorporated by reference to Current Report on Form 8-K filed December 30, 2005)

10.19 Amended Debenture Agreement dated as of February 20, 2006 amending the Debenture Agreement dated December 23, 2005 by and between the Company and the Investor. [Incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]


10.20 Debenture Agreement dated as of February 20, 2006 by and between the Company and the Investor. [Incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.21 Warrant Agreement dated as of February 20, 2006 by and between the Company and the Investor. [Incorporated by reference to
                  Exhibit 10.3 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.22 Investment Agreement dated as of February 20, 2006 by and between the Company and the Investor. [Incorporated by reference to Exhibit 10.4 to the registrant's Current Report on Form 8-K Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.23 Registration Rights Agreement dated as of February 20, 2006 by and between the Company and Investor. [Incorporated by reference to Exhibit 10.5 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.24 Debenture Registration Rights Agreement dated as of February 20, 2006 by and between the Company and Investor. [Incorporated by reference to Exhibit 10.6 to the registrant's Current Report on Form 8-K (Date of Report: February 20,
                  2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.25 Security Agreement dated as of February 20, 2006 by and between the Company and Investor. [Incorporated by reference to Exhibit 10.7 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.26 Subscription Agreement dated as of February 20, 2006 by and between the Company and Investor. [Incorporated by reference to Exhibit 10.8 to the registrant's Current Report on Form 8-K (Date of Report: Date of Report: February 20, 2006), filed with the Securities and Exchange Commission on February 24, 2005.]

10.27 Placement Agent Agreement dated as of February 20, 2006 by and between the Company and US Euro Securities, Inc.
                  [Incorporated by reference to Exhibit 10.9 to the registrant's Current Report on Form 8-K (Date of Report: February 20, 2006, filed with the Securities and Exchange Commission on February 24, 2005.]

23.1              Consent of Marcum & Kliegman LLP (filed herewith).

23.2              Consent of legal counsel (see Exhibit 5.1).

ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes  to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii) (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(iv) (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Garden City, State of New York, on May ___, 2006.

                          WALKER FINANCIAL CORPORATION



By:  /s/  MITCHELL  S.  SEGAL
    ------------------------------------
    Mitchell  S.  Segal,  Chief  Executive  Officer,
    Chief  Financial  Officer,  Principal  Executive
    Officer,  Principal  Financial  Officer,  Principal
    Accounting  Officer  and  Director





In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/  MITCHELL  S.  SEGAL      Chief  Executive  Officer,  Chief      May  , 2006
----------------------     Financial  Officer  and  Director
Mitchell  S.  Segal          (Principal  Accounting  Officer)

/s/  PETER  WALKER                Secretary and Director          May ___ , 2006
----------------------
Peter  Walker

JAMES  LUCAS                         Chairman March                    ___, 2006
James  Lucas